Exhibit T3E-3

BACKSTOP COMMITMENT AGREEMENT

AMONG

WEATHERFORD INTERNATIONAL PLC

THE OTHER DEBTORS

AND

THE COMMITMENT PARTIES PARTY HERETO

Dated as of July 1, 2019

i

TABLE OF CONTENTS (cont’d)

ii

TABLE OF CONTENTS (cont’d)

SCHEDULES

Exhibit A                                             Rights Offering Procedures

Exhibit B                                             New Tranche A Senior Unsecured Notes Term Sheet

Schedule 1                                     Commitment Schedule

iii

BACKSTOP COMMITMENT AGREEMENT

THIS BACKSTOP COMMITMENT AGREEMENT (this “Agreement”), dated as of July 1, 2019, is made by and among Weatherford International Plc, an Irish public limited company (including as debtor in possession and a reorganized debtor, as applicable, the “Company”), and each of the other Debtors (as defined below), on the one hand, and each Commitment Party (as defined below), on the other hand.  The Company, the other Debtors and each Commitment Party is referred to herein, individually, as a “Party” and, collectively, as the “Parties”.  Capitalized terms that are used but not otherwise defined in this Agreement shall have the meanings given to them in Section 1.1 hereof or, if not defined therein, shall have the meanings given to them in the Plan (as defined below).

RECITALS

WHEREAS, the Debtors and the Commitment Parties are party to a Restructuring Support Agreement (including the terms and conditions set forth in the Restructuring Term Sheet (the “Restructuring Term Sheet”) attached as Exhibit A to the Restructuring Support Agreement), dated May 10, 2019 (the Restructuring Term Sheet, the Restructuring Support Agreement and all other exhibits thereto, as may be amended, supplemented or otherwise modified from time to time, the “Restructuring Support Agreement”), which (a) provides for the restructuring of the Prepetition Notes Claims and certain of the Debtors’ other obligations, the cancellation of the existing equity interests of the Company and the recapitalization of the Debtors in accordance with the terms provided in the Restructuring Term Sheet through (x) jointly-administered voluntary cases to be commenced by the Debtors (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101—1532 (as amended, the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), (y) an examinership proceeding to be commenced by the Company under the laws of Ireland (the “Examinership Proceeding”) and (z) a provisional liquidation proceeding under the laws of Bermuda (the “Bermudian Proceeding” and, together with the Chapter 11 Cases and Examinership Proceeding, the “Cases”) and (b) requires that the Plan be consistent with the Restructuring Support Agreement;

WHEREAS, pursuant to the Plan and this Agreement, the Company will conduct a rights offering for an aggregate principal amount of $1,250,000,000 of Rights Offering Notes (as defined below); and

WHEREAS, subject to the terms and conditions contained in this Agreement, each Commitment Party has agreed to purchase (on a several and not a joint basis) its Commitment Percentage (as defined below) of the Unsubscribed Notes (as defined below), if any.

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, the Debtors and each of the Commitment Parties hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                    Definitions.  Except as otherwise expressly provided in this Agreement, whenever used in this Agreement (including any Exhibits and Schedules hereto), the following terms shall have the respective meanings specified therefor below or in the Plan, as applicable:

“Advisors” means Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”), Evercore (“Evercore”), and one local law firm in each relevant jurisdiction outside of the United States and England & Wales.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls or is Controlled by or is under common Control with such Person, and shall include the meaning of “affiliate” set forth in section 101(2) of the Bankruptcy Code as if such person were a debtor.  “Affiliated” has a correlative meaning.

“Affiliated Fund” means (a) any investment fund or separately managed account the primary investment advisor or sub-advisor to which is a Commitment Party or an Affiliate thereof or (b) one or more special purpose vehicles that are wholly owned by one or more Commitment Party and its Affiliated Funds, created for the purpose of holding the Rights Offering Backstop Commitment, and in each case with respect to which such Commitment Party remains obligated to fund the Rights Offering Backstop Commitment.

“Agreement” has the meaning set forth in the Preamble.

“Antitrust Authorities” means the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other Governmental Entity, whether domestic or foreign, having jurisdiction pursuant to, or enforcing, the Antitrust Laws, and “Antitrust Authority” means any of them.

“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and any other Law, whether domestic or foreign, governing agreements in restraint of trade, monopolization, pre-merger notification, the lessening of competition through merger or acquisition or anti-competitive conduct, and any foreign investment Laws.

“Available Notes” means, with respect to Section 2.3, the amount of a Defaulting Commitment Party’s Rights Offering Backstop Commitment, and with respect to Section 6.6, the amount of a Terminating Commitment Party’s Rights Offering Backstop Commitment.

“Bankruptcy Code” has the meaning set forth in the Recitals.

“Bankruptcy Court” has the meaning set forth in the Recitals.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States

Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the Bankruptcy Court.

“Business Day” means any day, other than a Saturday, Sunday or legal holiday, as defined in Bankruptcy Rule 9006(a).

“Cases” has the meaning set forth in the Recitals.

“Chapter 11 Cases” has the meaning set forth in the Recitals.

“Closing” has the meaning set forth in Section 2.6(a).

“Closing Date” has the meaning set forth in Section 2.6(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment Party” means each Party listed as such on the Commitment Schedule. Unless the context otherwise requires, each reference herein to a Commitment Party shall be deemed also to include a reference to such Commitment Party’s Related Purchaser, if applicable.

“Commitment Party Default” means the failure by any Commitment Party to deliver and pay an amount equal to the product of (a) the Per Note Purchase Price and (b) such Commitment Party’s Commitment Percentage multiplied by the amount of any Unsubscribed Notes, by the Escrow Account Funding Date in accordance with Section 2.5(b).

“Commitment Party Replacement” has the meaning set forth in Section 2.3(a).

“Commitment Party Replacement Period” has the meaning set forth in Section 2.3(a).

“Commitment Payment” has the meaning set forth in Section 3.1.

“Commitment Percentage” means, with respect to any Commitment Party, such Commitment Party’s pro rata portion of the Rights Offering that such Commitment Party is willing to backstop as set forth opposite such Commitment Party’s name under the column titled “Commitment Percentage” on the Commitment Schedule.

“Commitment Schedule” means Schedule 1 to this Agreement, as amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Company” has the meaning set forth in the Preamble.

“Company Benefit Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Foreign Plan or a Multiemployer Plan, established, sponsored, maintained or contributed to or required to be contributed to by any Debtor.

“Company Organizational Documents” means collectively, the organizational documents of the Company including any certificate of formation or applicable articles of incorporation, limited liability company agreement, bylaws, or any similar documents.

“Company SEC Documents” means all of the reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed with the SEC by the Debtors.

“Confirmation Order” means an order of the Bankruptcy Court that is not stayed confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

“Contract” means any agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, whether written or oral, but excluding the Plan.

“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise.

“Debtors” means, collectively: the Company, Weatherford International Ltd, a Bermuda exempted company, and Weatherford International, LLC, a Delaware limited liability company.

“Defaulting Commitment Party” means, in respect of a Commitment Party Default that is continuing, the applicable defaulting Commitment Party.

“Deferred Compensation Liability” means the amount, as of immediately prior to the date hereof and on and as of the Closing Date, of all distributions that may become payable in respect of any non-qualified deferred compensation plan established, maintained, sponsored, or contributed, or required to be contributed, by a Debtor or any of its Subsidiaries, including any supplemental retirement plan, and account balances thereunder.

“Definitive Documentation” means the definitive documents and agreements governing the Restructuring Transactions as set forth in the Restructuring Support Agreement.  “Definitive Documents” has a correlative meaning.

“DIP Facility” means any credit agreement for debtor-in-possession financing.

“DIP Orders” means, collectively, any Interim DIP Order, Final DIP Order, and any other interim or Final Order authorizing the Debtors to obtain postpetition financing or use cash collateral.

“Disclosure Statement” means the disclosure statement with respect to the Plan.

“DTC” means the Depositary Trust Company.

“Effective Date” has the meaning set forth in the Plan.

“Environmental Laws” means all applicable laws (including common law), rules, regulations, codes, ordinances, orders in council, Orders, decrees, treaties, directives, judgments or legally binding agreements promulgated or entered into by or with any Governmental Entity, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters (to the extent relating to the environment or Hazardous Materials).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any of the Debtors, is, or at any relevant time during the past six years was, treated as a single employer or under common control under or within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“Escrow Account” has the meaning set forth in Section 2.5(a).

“Escrow Account Funding Date” has the meaning set forth in Section 2.5(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Commitment Party Purchaser” has the meaning set forth in Section 2.4(b).

“Exit Facilities” means, collectively (a) a secured revolving credit facility in the principal amount of up to $1,000,000,000, including a letter of credit sublimit of $500,000,000, the terms of which shall be in form and substance reasonably acceptable to the Company and the Requisite Commitment Parties, (b) the Rights Offering Notes and (c) the new senior unsecured notes in an aggregate principal amount of $1,250,000,000 (subject to the Tranche B Equity Conversion) with a 7-year maturity, on terms and conditions set forth in the Restructuring Term Sheet, and reasonably acceptable to the Company and the Requisite Commitment Parties.

“Expense Reimbursement” has the meaning set forth in Section 3.2.

“FCPA” has the meaning set forth in Section 4.25.

“Final DIP Order” means an Order authorizing use of cash collateral and/or debtor-in-possession financing, which is a Final Order.

“Final Order” means, as applicable, an Order of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, reconsidered, readjudicated, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the Order could be appealed or from which certiorari could be sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such Order, or has otherwise been dismissed with prejudice.

“Financial Statements” has the meaning set forth in Section 4.9.

“Foreign Plan” means any employee pension benefit plan or any other material employee benefit, plan, program, practice, policy, agreement or arrangement governed by or subject to the Laws of a jurisdiction other than the United States of America.

“Funding Amount” has the meaning set forth in Section 2.5(b).

“Funding Notice” has the meaning set forth in Section 2.5(a).

“Funding Notice Date” has the meaning set forth in Section 2.5(a).

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” has the meaning of “governmental unit” set forth in section 101(27) of the Bankruptcy Code.

“Hazardous Materials” means all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum or any fraction thereof, petroleum distillates, petroleum products, natural gas, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature subject to regulation or which can give rise to liability under any Environmental Law or any third party claim.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

“Indemnified Claim” has the meaning set forth in Section 8.2.

“Indemnified Person” has the meaning set forth in Section 8.1.

“Indemnifying Party” has the meaning set forth in Section 8.1.

“Intellectual Property Rights” has the meaning set forth in Section 4.15.

“Interim DIP Order” means an Order authorizing use of cash collateral and/or debtor-in-possession financing on an interim basis.

“Investment Company Act” has the meaning set forth in Section 4.28.

“IRS” means the United States Internal Revenue Service.

“Joint Ventures” has the meaning set forth in Section 4.25.

“Knowledge of the Company” means the actual knowledge, after reasonable inquiry of their direct reports, of Mark A. McCollum, Christoph Bausch, Karl Blanchard and Stuart Fraser.

“Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Entity.

“Legal Proceedings” has the meaning set forth in Section 4.13.

“Lien” means any lien, adverse claim, charge, option, right of first refusal, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, restriction on transfer, conditional sale or other title retention agreement, defect in title, lien or judicial lien as defined in sections 101(36) and (37) of the Bankruptcy Code or other restrictions of a similar kind.

“Losses” has the meaning set forth in Section 8.1.

“Material Adverse Effect” means any effect, change, condition, circumstance, development or event that, individually in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, properties or condition (financial or otherwise) of the Debtors and their Subsidiaries taken as a whole, other than any effect, change, condition, circumstance or event: (i) that has occurred prior to the date of this Agreement or that contributed to or gave rise to the filing of the Chapter 11 Cases, (ii) arising from the filing or existence of any of the Cases, or (iii) arising from compliance with the terms of this Agreement or the Restructuring Support Agreement, including without limitation, seeking approval of the Disclosure Statement, and seeking to confirm or consummate the Plan or Scheme of Arrangement.

“Material Contracts” means all “plans of acquisition, reorganization, arrangement, liquidation or succession” and “material contracts” (as such terms are defined in Items 601(b)(2) and 601(b)(10) of Regulation S-K under the Exchange Act) to which any of the Debtors is a party.

“Milestone” has the meaning set forth in the Restructuring Support Agreement.

“Money Laundering Laws” has the meaning set forth in Section 4.26(a).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any of the Debtors or any ERISA Affiliate is making or accruing an obligation to make contributions, has within any of the preceding six plan years made or accrued an obligation to make contributions, or each such plan with respect to which any such entity has any actual or contingent liability or obligation.

“Noteholders” means all holders of the Prepetition Notes Claims.

“Note Purchase Price” means an amount equal to the product of the (a) Per Note Purchase Price and (b) the principal amount of Rights Offering Notes to be purchased.

“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Entity or arbitrator of applicable jurisdiction.

“Outside Date” has the meaning set forth in Section 9.2(a)(i).

“Partial Noteholder Termination” has the meaning set forth in Section 9.2(a)(iii).

“Party” has the meaning set forth in the Preamble.

“Per Note Purchase Price” means $1.00 per $1.00 principal amount of Rights Offering Notes.

“Permitted Liens” means (a) Liens for Taxes that (i) are not yet delinquent or (ii) are being contested in good faith by appropriate proceedings and for which adequate reserves have been made with respect thereto; (b) landlord’s, operator’s, vendors’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other similar Liens for labor, materials or supplies provided with respect to any Real Property or personal property any such lien is incurred in the ordinary course of business consistent with past practice and as otherwise not prohibited under this Agreement, for amounts that are not more than sixty (60) days delinquent and that do not materially detract from the value of, or materially impair the use of, any of the Real Property or personal property of any of the Debtors; (c) zoning, building codes and other land use Laws regulating the use or occupancy of any Real Property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such Real Property (but excluding any violation thereof); provided, that no such zoning, building codes and other land use Laws prohibit the use or occupancy of such Real Property; (d) easements, covenants, conditions, minor encroachments, restrictions and other similar matters adversely affecting title to any Real Property and other title defects and encumbrances that do not or would not materially impair the use or occupancy of such Real Property or the operation of the Debtors’ business; (e) Liens permitted under the DIP Facility as of the date hereof; and (f) Liens that, pursuant to the Confirmation Order, will not survive beyond the Effective Date.

“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, association, trust, Governmental Entity or other entity or organization.

“Plan” means the Debtors’ joint plan of reorganization dated June   , 2019, to be approved by the Confirmation Order, including the Plan Supplement and all exhibits, supplements, appendices and schedules thereto, which shall be in form and substance reasonably satisfactory to the Requisite Commitment Parties, as may be amended, supplemented, or modified from time to time in accordance with its terms and with the Restructuring Support Agreement and in a manner that is reasonably satisfactory to the Requisite Commitment Parties.

“Plan Supplement” has the meaning set forth in the Plan.

“Prepetition Notes Claims” has the meaning set forth in the Plan.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any of the Debtors or any of their Subsidiaries, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Related Party” means, with respect to any Person, (a) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of such Person and (b) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of any of the foregoing.

“Related Purchaser” means, with respect to any Commitment Party, any reasonably creditworthy Affiliate or Affiliated Fund of such Commitment Party (other than any portfolio company of such Commitment Party or its Affiliates).

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment.  “Released” has a correlative meaning.

“Replacing Commitment Parties” has the meaning set forth in Section 2.3(a).

“Replacing Terminating Commitment Parties” has the meaning set forth in Section 6.7.

“Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, managers, employees, agents, investment bankers, attorneys, accountants, advisors and other representatives.

“Requisite Commitment Parties” means the Commitment Parties holding at least sixty-six and two-thirds percent (66 2/3%) of the aggregate Rights Offering Backstop Commitments as of the date on which the consent or approval of the Requisite Commitment Parties is solicited.

“Restructuring” has the meaning set forth in the Restructuring Support Agreement.

“Restructuring Support Agreement” has the meaning set forth in the Recitals.

“Restructuring Term Sheet” has the meaning set forth in the Recitals.

“Restructuring Transactions” means, collectively, the transactions contemplated by the Restructuring Support Agreement.

“Rights Offering” means the rights offering to the Noteholders to purchase Rights Offering Notes for the Rights Offering Amount that is backstopped by the Commitment Parties in connection with the Restructuring Transactions substantially on the terms reflected in the Restructuring Support Agreement and this Agreement, and in accordance with the Rights Offering Procedures and the Plan.

“Rights Offering Amount” means an aggregate principal amount equal to $1,250,000,000.

“Rights Offering Approval Obligations” means the obligations of the Company and the other Debtors under this Agreement and the Rights Offering Approval Order.

“Rights Offering Approval Order” means an Order of the Bankruptcy Court that is not stayed (under Bankruptcy Rule 6004(h) or otherwise) that (a) approves the Rights Offering Procedures, and (b) authorizes the Debtors to assume this Agreement pursuant to section 365 of the Bankruptcy Code, which Order may be the Confirmation Order.

“Rights Offering Backstop Commitment” has the meaning set forth in Section 2.2.

“Rights Offering Expiration Time” means the time and the date on which the rights offering subscription forms must be duly delivered to the Rights Offering Subscription Agent in accordance with the Rights Offering Procedures and the Plan, together with the applicable aggregate Note Purchase Price, if applicable.

“Rights Offering Notes” means the New Tranche A Senior Unsecured Notes as defined in the Plan and as described on Exhibit B hereto.

“Rights Offering Participants” means those Noteholders who duly subscribe for Rights Offering Notes in accordance with the Rights Offering Procedures and the Plan.

“Rights Offering Procedures” means the procedures with respect to the Rights Offering that are approved by the Bankruptcy Court pursuant to the Rights Offering Approval Order and are as attached as Exhibit A hereto, which procedures shall be reasonably satisfactory to the Requisite Commitment Parties and the Company.

“Rights Offering Subscription Agent” means Prime Clerk or another subscription agent appointed by the Company and reasonably satisfactory to the Requisite Commitment Parties.

“Sanctions” means any sanctions administered or enforced by the U.S. government (including without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other applicable jurisdictions.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“SOX” has the meaning set forth in Section 4.10.

“Subscription Rights” means the subscription rights to purchase Rights Offering Notes.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body, or (c) has the power to direct the business and policies.

“Taxes” means all taxes, assessments, duties, levies or other mandatory governmental charges paid to a Governmental Entity, including all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, assessments, duties, levies or other mandatory governmental charges of any kind whatsoever paid to a Governmental Entity (whether payable directly or by withholding and whether or not requiring the filing of a return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon and shall include any liability for such amounts as a result of being a member of a combined, consolidated, unitary or affiliated group, as successor, by contract, as withholding agent, or otherwise.

“Terminating Commitment Parties” has the meaning set forth in Section 9.2(a)(iii).

“Terminating Commitment Party Replacement” has the meaning set forth in Section 6.7.

“Terminating Commitment Party Replacement Period” has the meaning set forth in Section 6.7.

“Transaction Agreements” has the meaning set forth in Section 4.2(a).

“Transfer” means to sell, transfer, assign, pledge, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales, participations or other transactions in which any Person receives the right to own or acquire) any current or future interest in a Subscription Right, a Note Claim, a Rights Offering Note, a Note or any other economic interest or right arising therefrom.  “Transfer” used as a noun has a correlative meaning.

“Unfunded Pension Liability” means the excess of a Company Benefit Plan’s amount of unfunded benefit liabilities under Section 4001(a)(18) of ERISA, over the current value of that Company Benefit Plan’s assets, determined in accordance with the assumptions used for funding the Company Benefit Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unsubscribed Notes” means the Rights Offering Notes that have not been subscribed for in the Rights Offering by Noteholders in accordance with the Rights Offering Procedures and the Plan.

“willful or intentional breach” has the meaning set forth in Section 9.4(a).

Section 1.2                                    Construction.  In this Agreement, unless the context otherwise requires:

(a)                           references to Articles, Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;

(b)                           references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail in portable document format (pdf), facsimile transmission or comparable means of communication;

(c)                            words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;

(d)                           the words “hereof”, “herein”, “hereto” and “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any provision of this Agreement;

(e)                            the term “this Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;

(f)                             “include”, “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;

(g)                            references to “day” or “days” are to calendar days;

(h)                           references to “the date hereof” means the date of this Agreement;

(i)                               unless otherwise specified, references to a statute means such statute as amended from time to time and includes any successor legislation thereto and any rules or regulations promulgated thereunder in effect from time to time; and

(j)                              references to “dollars” or “$” refer to currency of the United States of America, unless otherwise expressly provided.

ARTICLE II

BACKSTOP COMMITMENT

Section 2.1                                    The Rights Offering; Subscription Rights.

(a)                                 On and subject to the terms and conditions hereof, including entry of the Rights Offering Approval Order by the Bankruptcy Court, the Company shall conduct the Rights Offering pursuant to and in accordance with the Rights Offering Procedures, the Plan and this Agreement.

(b)                                 From time to time following the commencement of the Rights Offering and prior to the Rights Offering Expiration Time (and any permitted extensions thereof), the Company shall notify, or use its commercially reasonable efforts to cause the Rights Offering Subscription Agent to notify, the Commitment Parties (within 48 hours of receipt of such request by the Company) of the aggregate number of Subscription Rights known by the Company or the Rights Offering Subscription Agent to have been exercised pursuant to the Rights Offering as of the most recent practicable time before such notification.  The Rights Offering will be conducted and the offer and sale of the Unsubscribed Notes purchased by the Commitment Parties pursuant to this Agreement will be conducted, in reliance upon the exemption from registration under the Securities Act provided in Section 1145 of the Bankruptcy Code to the maximum extent permitted by Law or otherwise in reliance upon such other exemption from the registration requirements of the Securities Act as may be applicable.

Section 2.2                                    The Commitment. On and subject to the terms and conditions hereof, including entry of the Confirmation Order, each Commitment Party agrees, severally and not jointly (in accordance with its Commitment Percentage), to purchase, and the Company agrees to sell to such Commitment Party (or Related Purchaser), on the Closing Date, for an amount equal to the product of (a) the Per Note Purchase Price and (b) the principal amount of Unsubscribed Notes in an amount equal to the product of (x) such Commitment Party’s Commitment Percentage and (y) the aggregate principal amount of Unsubscribed Notes, rounded among the Commitment Parties solely to avoid fractional Rights Offering Notes as the Requisite Commitment Parties may determine in their sole discretion (provided that in no event shall such rounding reduce the aggregate commitment of the Commitment Parties). The obligations of the Commitment Parties to purchase such Unsubscribed Notes as described in this Section 2.2 shall be referred to as the “Rights Offering Backstop Commitment.”  To the extent that the Commitment Parties are required to purchase Unsubscribed Notes in accordance with the Rights Offering Backstop Commitment, the Company shall provide notice of such requirement to each Commitment Party.

Section 2.3                                    Commitment Party Default; Replacement of Defaulting Commitment Parties.

(a)                                 Upon the occurrence of a Commitment Party Default, the Commitment Parties and their respective Related Purchasers (other than any Defaulting Commitment Party) shall have the right and opportunity (but not the obligation), within five (5) Business Days (or such shorter period as may be necessary to consummate the Rights Offering in compliance with applicable securities laws and regulations) after receipt of written notice from the Company to all Commitment Parties of such Commitment Party Default, which notice shall be given promptly following the occurrence of such Commitment Party Default and to all Commitment Parties substantially concurrently (such period, the “Commitment Party Replacement Period”), to make arrangements for one or more of the Commitment Parties and their respective Related Purchasers (other than the Defaulting Commitment Party) to purchase all or any portion of the Available Notes (such purchase, a “Commitment Party Replacement”) on the terms and subject to the conditions set forth in this Agreement and in such amounts as may be agreed upon by all of the Commitment Parties electing to purchase all or any portion of the Available Notes, or, if no such arrangements are made, based upon the relative applicable Commitment Percentages of any such Commitment Parties and their respective Related Purchasers (other than any Defaulting Commitment Party) (such Commitment Parties the “Replacing Commitment Parties”).  Any Available Notes purchased by a Replacing Commitment Party (and any commitment and applicable aggregate Note Purchase Price associated therewith) shall be included, among other things, in the determination of (x) the Unsubscribed Notes of such Replacing Commitment Party for all purposes hereunder, (y) the Commitment Percentage of such Replacing Commitment Party for purposes of Section 2.5(b) and Section 3.1 and (z) the Rights Offering Backstop Commitment of such Replacing Commitment Party for purposes of the definition of “Requisite Commitment Parties.”  If a Commitment Party Default occurs, the Outside Date shall be delayed only to the extent necessary to allow for the Commitment Party Replacement to be completed within the Commitment Party Replacement Period and prior to the Outside Date (as so delayed).

(b)                     Notwithstanding anything in this Agreement to the contrary, if a Commitment Party is a Defaulting Commitment Party, or if this Agreement is terminated with respect to such Commitment Party as a result of its default hereunder, it shall be obligated to repay its ratable portion of the Commitment Payment to the Replacing Commitment Parties ratably in proportion to their respective Commitment Party Replacement (or, if there are no such Replacing Commitment Parties and this Agreement is not terminated by the Debtors as to all Commitment Parties under Section 9.3(b) hereof, the Company); provided, that, for the avoidance of doubt, such reduction shall not reduce the amount of the Commitment Payment payable to each Commitment Party that is not a Defaulting Commitment Party.

(c)                      Notwithstanding Section 2.3(a) above, nothing in this Agreement shall be deemed to require a Commitment Party to pay more than its Commitment Percentage in its purchase of the Unsubscribed Notes.

(d)                           For the avoidance of doubt, notwithstanding anything to the contrary set forth in Section 9.4 but subject to Section 10.11, no provision of this Agreement shall relieve any Defaulting Commitment Party from liability hereunder, or limit the availability of the remedies set forth in Section 10.10, in connection with any such Defaulting Commitment Party’s Commitment Party Default.  Any Defaulting Commitment Party shall be liable to each Commitment Party that is not a Defaulting Commitment Party, and to the Company, as a result of any breach of its obligations hereunder.  For the avoidance doubt, nothing in this provision shall require the Company to issue any Rights Offering Notes pursuant to this Agreement to any Defaulting Commitment Party.

Section 2.4                                    Assignment of Commitment Rights.

(a)                     Each Commitment Party shall have the right to assign, by written notice to the Company no later than two (2) Business Days prior to the Closing Date, all or any portion of its Rights Offering Backstop Commitment to one or more of its Related Purchasers, which notice of assignment shall (i) be addressed to the Company and signed by such Commitment Party and each Related Purchaser, (ii) specify the principal amount of Rights Offering Notes to be delivered to or issued in the name of each such Related Purchaser, and (iii) contain a confirmation by each such Related Purchaser of the accuracy of the representations made by each Commitment Party under this Agreement as applied to such Related Purchaser; provided that no such assignment shall relieve such Commitment Party from any of its obligations under this Agreement.

(b)                     Each Commitment Party shall have the right to Transfer all or any portion of its Rights Offering Backstop Commitment, to any other Commitment Party or such other Commitment Party’s Related Purchaser (each, an “Existing Commitment Party Purchaser”); provided, that (a) such Existing Commitment Party Purchaser shall have been a Commitment Party or its Related Purchaser as of immediately prior to such Transfer and (b) if applicable, such Existing Commitment Party Purchaser shall deliver to the Company a joinder to this Agreement, in a form reasonably acceptable to the Company and the Requisite Commitment Parties, that contains a confirmation of the accuracy of the representations made by each Commitment Party under this Agreement as applied to such Person; provided further that such assignment shall relieve such Commitment Party from all of its obligations under this Agreement.

(c)                      Except as set forth in Section 2.4(a) and (b), no Commitment Party shall have the right to Transfer all or any portion of its Rights Offering Backstop Commitment to any Person, including the Company or any of its Affiliates.

(d)                     The Parties hereby agree that, notwithstanding anything to the contrary set forth in Section 14 of the Restructuring Support Agreement, if any Commitment Party acquires additional Claims against or Interests in any Debtor from any Person that is not a Commitment Party during the period that the Restructuring Support Agreement is effective, such Commitment Party shall report its updated holdings to the legal advisors to the Company within five (5) Business Days of such acquisition. No report shall be required for any acquisition of additional Claims against or Interests in any Debtor from any Person that is a Commitment Party.

(e)                      For the avoidance of doubt, nothing in this Agreement shall restrict the ability of a Commitment Party to transfer any Rights Offering Notes (including the associated Subscription Rights) in compliance with Section 13 of the Restructuring Support Agreement, and any such transfer shall not impair or otherwise affect the rights and obligations of such Commitment Party under this Agreement, including, for the avoidance of doubt, result in any change to such Commitment Party’s Commitment Percentage.

Section 2.5                                    Escrow Account Funding.

(a)                           Funding Notice.  No later than the seventh (7th) Business Day following the Rights Offering Expiration Time, the Rights Offering Subscription Agent shall, on behalf of the Company, deliver to each Commitment Party a written notice (the “Funding Notice,” and the date of such delivery, the “Funding Notice Date”) (which may be delivered by email to any Commitment Party at the email address provided by such Commitment Party) setting forth (i) the principal amount of Rights Offering Notes elected to be purchased by the Rights Offering Participants, and the aggregate Note Purchase Price therefor; (ii) the aggregate principal amount of Unsubscribed Notes, if any, and the aggregate Note Purchase Price therefor; (iii) the Commitment Party’s Commitment Percentage and the aggregate principal amount of Rights Offering Notes (based upon such Commitment Party’s Commitment Percentage) to be issued and sold by the Company to such Commitment Party on account of any Unsubscribed Notes, and the aggregate Note Purchase Price therefor; (iv) if applicable, the principal amount of Rights Offering Notes such Commitment Party is subscribed for in the Rights Offering and for which such Commitment Party had not yet paid to the Rights Offering Subscription Agent the aggregate Note Purchase Price therefor, (v) the aggregate Note Purchase Price in respect of (iii) and (iv); and (vi) subject to the last sentence of Section 2.5(b), the escrow account designated in escrow agreements reasonably acceptable to the Company and the Requisite Commitment Parties (the “Escrow Account”), to which such Commitment Party shall deliver and pay the aggregate Note Purchase Price for such Commitment Party’s Commitment Percentage of the Unsubscribed Notes and, if not previously paid, the aggregate Note Purchase Price for the Rights Offering Notes such Commitment Party has subscribed for in the Rights Offering.  The Company shall promptly direct the Rights Offering Subscription Agent to provide any written backup, information and documentation relating to the information contained in the applicable Funding Notice as any Commitment Party may reasonably request.

(b)                     Escrow Account Funding.  No later than the second (2nd) Business Day following receipt of the Funding Notice (the “Escrow Account Funding Date”), each Commitment Party shall deliver and pay an amount equal to the sum of (i) the aggregate Note Purchase Price for such Commitment Party’s Commitment Percentage of the Unsubscribed Notes, plus (ii) the aggregate Note Purchase Price for the Rights Offering Notes issuable pursuant to such Commitment Party’s exercise of the Subscription Rights that such Commitment Party exercised in the Rights Offering (the “Funding Amount”), by wire transfer of immediately available funds in U.S. dollars into the Escrow Account in satisfaction of such Commitment Party’s Rights Offering Backstop Commitment and the Subscription Rights that such Commitment Party exercised.  If the Closing does not occur, all amounts deposited by the Commitment Parties in the Escrow Account shall be returned promptly to the Commitment Parties in accordance with the terms of the escrow agreement.

Section 2.6                                    Closing.

(a)                           Subject to Article VII and Article IX, unless otherwise mutually agreed in writing between the Debtors and the Requisite Commitment Parties, the closing of the Rights Offering (the “Closing”) shall take place electronically at 10:00 a.m., New York City time, on the date on which all of the conditions set forth in Article VII shall have been satisfied or waived in accordance with this Agreement (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions).  The date on which the Closing actually occurs shall be referred to herein as the “Closing Date”.

(b)                           At the Closing, the funds held in the Escrow Account shall be released and utilized in accordance with the Plan.

(c)                      At the Closing, the Debtors shall take all necessary actions with the New Senior Unsecured Notes Indenture Trustee and DTC to have the Rights Offering Notes be issued in book-entry form, and shall notify the Commitment Parties of any actions required to be taken by, or on behalf of the Commitment Parties through their respective brokers, for the Rights Offering Notes purchased by the Commitment Parties on the Closing Date to be credited to the respective accounts of the Commitment Parties in accordance with applicable procedures of DTC.

ARTICLE III

BACKSTOP COMMITMENT PAYMENT AND EXPENSE REIMBURSEMENT

Section 3.1                                    Amount Payable by the Debtors.  In consideration for the Rights Offering Backstop Commitments and the other agreements of the Commitment Parties in this Agreement, the Debtors have paid or caused to be paid on or prior to the execution of this Agreement, an aggregate payment in an amount equal to $62,500,000.00, which payment has been paid in cash to the Commitment Parties or their designees based upon their respective Commitment Percentages (the “Commitment Payment”). The Commitment Payment is and has been fully earned, nonrefundable (except as otherwise provided in Section 2.3(b) and Section 9.4(b) of this Agreement) and non-avoidable and has been paid by the Debtors, free and clear of any withholding or deduction for any applicable Taxes or any other claim, setoff, or reserve.  The Commitment

Payment has been paid regardless of the principal amount of Unsubscribed Notes (if any) actually existing or purchased.  The provisions for the payment of the Commitment Payment and Expense Reimbursement, and the indemnification provided herein, are an integral part of the transactions contemplated by this Agreement and without these provisions the Commitment Parties would not have entered into this Agreement.

Section 3.2                              Expense Reimbursement.  Until the earlier to occur of (i) the Closing and (ii) the termination of this Agreement in accordance with its terms, regardless of whether the Restructuring Transactions are consummated, the Debtors agree to pay in cash (i) all reasonable and documented out-of-pocket fees and expenses (including travel costs and expenses) of all of the Advisors incurred on behalf of the Commitment Parties in connection with the Cases and/or the Restructuring (whether incurred before or after the Petition Date), including the negotiation, preparation and implementation of the Transaction Agreements and the other agreements and transactions contemplated hereby and thereby, in each case, in accordance with the engagement letters of such Advisor signed by the Debtors, including, without limitation, any success fees earned and payable under such engagement letters, and in each case, without further order of, or application to, the Bankruptcy Court by such Advisors, as applicable and (ii) any applicable filing or other similar fees required to be paid in all applicable jurisdictions (such payment obligations, the “Expense Reimbursement”).

(a)                           Simultaneously with the execution of this Agreement, the Debtors shall pay (i) all reasonable and documented fees and expenses of Akin Gump incurred or estimated to be incurred prior to and including the date hereof and (ii) an amount equal to $1,000,000 to Akin Gump (the “Akin Advance Payment”) and an amount equal to $1,000,000 to Evercore (the “Evercore Advance Payment”) and such amounts shall be considered as advance payments.

(b)                           If, as of the earlier of the Closing or the termination of this Agreement in accordance with Article IX, as applicable, and after the application of the Akin Advance Payment or the Evercore Advance Payment, as applicable, to fees and expenses of Akin Gump and/or Evercore included in the Expense Reimbursement, there remain outstanding amounts in the Akin Advance Payment or the Evercore Advance Payment, as applicable (any such amount the “Advance Payment Surplus”), then Akin Gump and/or Evercore, as applicable, shall repay their portion (if any) of the Advance Payment Surplus to the Company either within ten (10) days of Closing or within ten (10) days following the termination of this Agreement in accordance with Article IX, as applicable; provided, that, in the event Closing occurs, the “Expense Reimbursement” shall also include (for all purposes including determination of the existence of an Advance Payment Surplus) all fees and expenses reasonably expected to be incurred by Akin Gump and/or Evercore, as applicable, related to the Restructuring Transactions following Closing (such portion of the Expense Reimbursement in such scenario, the “Post-Closing Expenses”), which shall be paid in connection with Closing as an advance payment.

(c)                            Any Expense Reimbursement incurred by Akin Gump or Evercore in excess of the Akin Advance Payment or Evercore Advance Payment (including for Post-Closing Expenses), as applicable, and any other Expense Reimbursement due to any other person, shall be due and payable by the Company contemporaneously with Closing and shall not be due and payable prior thereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE DEBTORS

Except as disclosed in the Company SEC Documents filed with the SEC on or after December 31, 2017 and publicly available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval system prior to the date hereof (excluding any disclosures contained in the “Forward-Looking Statements” or “Risk Factors” sections thereof, or any other statements that are similarly predictive, cautionary or forward looking in nature), the Company, on behalf of itself and each of the other Debtors, jointly and severally, hereby represents and warrants to the Commitment Parties (unless otherwise set forth herein, as of the date of this Agreement and as of the Closing Date) as set forth below.

Section 4.1                                    Organization and Qualification.  Each of the Debtors and each of their Subsidiaries (a) is a duly organized and validly existing public limited corporation, limited liability company, exempted company, corporation, limited partnership or other such form of entity, as the case may be, and, if applicable, in good standing (or the equivalent thereof) under the Laws of the jurisdiction of its incorporation or organization (except where the failure to have such authority or qualification would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), (b) has the public limited corporate, limited liability company, exempted company, corporate, limited partnership or other applicable power and authority to own its property and assets and to transact the business in which it is currently engaged and presently proposes to engage and (c) except where the failure to have such authority or qualification would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business as currently conducted requires such qualifications.

Section 4.2                                    Corporate Power and Authority.  Each of the Debtors has the requisite power and authority (corporate or otherwise) (i) (A) subject to entry of the Rights Offering Approval Order, the Confirmation Order, and any other applicable orders of the Bankruptcy Court, to enter into, execute and deliver this Agreement and to perform the Rights Offering Approval Obligations and (B) subject to entry of the Rights Offering Approval Order, the Confirmation Order, and any other applicable orders of the Bankruptcy Court, to perform each of its other obligations hereunder and (ii) subject to entry of the Rights Offering Approval Order, the Confirmation Order, and any other applicable orders of the Bankruptcy Court, to consummate the transactions contemplated herein and in the Plan, to enter into, execute and deliver all agreements to which it will be a party as contemplated by this Agreement and the Plan (this Agreement, the Plan, the Disclosure Statement, the debtor-in-possession credit agreement for the DIP Facility to be entered into in accordance with the DIP Orders, the Exit Facilities, and such other agreements and any Plan supplements or documents referred to herein or therein or hereunder or thereunder, collectively with the Restructuring Support Agreement, the “Transaction Agreements”) and to perform its obligations under each of the Transaction Agreements (other than this Agreement).  Subject to the receipt of the foregoing Orders, as applicable, the execution and delivery of this Agreement and each of the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by all requisite corporate action on behalf of the Debtors and no other corporate proceedings on the part of the Debtors are or will be necessary to authorize this Agreement or any of the other Transaction Agreements or to consummate the transactions contemplated hereby or thereby.

Section 4.3                                    Execution and Delivery; Enforceability.  Each of the Debtors that has entered into this Agreement or any other Transaction Agreement, as applicable, has the requisite power and authority (corporate or otherwise) to enter into, execute and deliver this Agreement and, subject to entry of the Confirmation Order, each other Transaction Agreement to which it is a party.  This Agreement will constitute, and each other Transaction Agreement upon execution will constitute, valid and legally binding obligations of the Debtors, as applicable, that are parties hereto or thereto, enforceable against the Debtors, as applicable, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 4.4                                    Authorized and Issued Equity Interests.

(a)                           All of the outstanding shares of capital stock of each of the Debtors are duly authorized, validly issued, fully paid, and nonassessable, and all such shares (other than those of the Company) are owned by the Company or another wholly owned subsidiary of the Company free and clear of all liens, preemptive rights, rights of first refusal, subscription, and similar rights that would not be cancelled and extinguished on or prior to the Effective Date except as shall be permitted under the Plan or as shall be described in the Disclosure Statement (including liens granted under the exit financing obtained by the Debtors).

(b)                           Except as set forth in the Company SEC Documents, the Company Organizational Documents and this Agreement, as of the Closing Date, none of the Debtors or any of their respective Subsidiaries will be party to or otherwise bound by or subject to any outstanding option, warrant, call, right, security, commitment, Contract, arrangement or undertaking (including any preemptive right) that (i) obligates the Debtors or their respective Subsidiaries to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any units or shares of the capital stock of, or other equity or voting interests in, any of the Debtors or their respective Subsidiaries or any security convertible or exercisable for or exchangeable into any units or capital stock of, or other equity or voting interest in, any of the Debtors or their respective Subsidiaries, (ii) obligates any of the Debtors or their respective Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking, (iii) restricts the Transfer of any units or shares of capital stock of any of the Debtors or their respective Subsidiaries (other than any restrictions included in the Exit Facilities or any corresponding pledge agreement or in the organizational documents of any joint venture of the Debtors or their subsidiaries) or (iv) relates to the voting of any equity interests in any of the Debtors or their respective Subsidiaries, except as to voting rights attendant to any such equity interests or as set forth in the organizational documents thereof.

Section 4.5                                    The Rights Offering Notes.  The Rights Offering Notes to be purchased by the Commitment Parties from the Debtors will (A) on the Closing Date, be in the form contemplated by the indenture governing such Rights Offering Notes, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture governing such Rights Offering Notes and (B) at the Closing Date, will have been duly executed by the Debtors and, when authenticated in the manner provided for in the Indenture governing such Rights Offering Notes and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws limiting creditors’ rights generally or by equitable principles relating to enforceability.  The guarantees by the guarantors (the “Guarantees”) on the Closing Date when issued will be in the respective forms contemplated by the Indenture governing such Guarantee and have been duly authorized for issuance pursuant to the Indenture governing such Guarantee; the Guarantees, at the Closing Date, have been duly executed by each of the guarantors and, when the applicable Rights Offering Notes have been authenticated in the manner provided for in the Indenture governing such Guarantee and issued and delivered against payment of the purchase price therefor, such Guarantee will constitute a valid and binding agreement of the applicable guarantor, enforceable against such guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 4.6                                    No Conflict.  Assuming the consents described in clauses (a) through (e) of Section 4.7 are obtained, the execution and delivery by the Company and, if applicable, any other Debtor, of this Agreement, the Plan and the other Transaction Agreements, the compliance by the Company and, if applicable, any other Debtor, with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein will not (a) conflict with, or result in a breach, modification or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent specified in the Plan, in the acceleration of, or the creation of any Lien under, or cause any payment or consent to be required under any Contract to which any Debtor will be bound as of the Closing Date after giving effect to the Plan or to which any of the property or assets of any Debtor will be subject as of the Closing Date after giving effect to the Plan, (b) result in any violation of the provisions of any of the Debtors’ organizational documents (in the case of each of (a) and (b), other than, for the avoidance of doubt, a breach or default that would be triggered as a result of the Cases or the Company’s or any Debtor’s undertaking to implement the Restructuring Transactions through the Cases), or (c) result in any violation of any Law or Order applicable to any Debtor or any of their properties, except in each of the cases described in clause (a) or (c) for any conflict, breach, modification, violation, default, acceleration or Lien which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and would not materially and adversely affect the ability of the Debtors to perform their obligations under, or to consummate the transactions contemplated by, the Transaction Agreements, including the Rights Offering.

Section 4.7                                    Consents and Approvals.  No consent, approval, authorization, Order, registration or qualification of or with any Governmental Entity having jurisdiction over any of the Debtors or any of their properties is required for the execution and delivery by the Company and, to the extent relevant, the other Debtors, of this Agreement, the Plan and the other Transaction Agreements, the compliance by the Company and, to the extent relevant, the other Debtors, with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except for (a) the entry of the Rights Offering Approval Order authorizing the Debtors to assume this Agreement and perform the Rights Offering Approval Obligations, (b) entry by the Bankruptcy Court, or any other court of competent jurisdiction, of Orders as may be necessary in the Cases from time-to-time; (c) the entry of the Confirmation Order, (d) filings, notifications, authorizations, approvals, consents, clearances or termination or expiration of all applicable waiting periods under any Antitrust Laws in connection with the transactions contemplated by this Agreement, (e) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “Blue Sky” Laws in connection with the purchase of the Unsubscribed Notes by the Commitment Parties, the issuance of the Subscription Rights, the issuance of the Rights Offering Notes pursuant to the exercise of the Subscription Rights or the issuance of Rights Offering Notes as payment of the Commitment Payment and (f) any consents, that if not made or obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.8                                    Arm’s-Length.  The Debtors acknowledge and agree that (a) each of the Commitment Parties is acting solely in the capacity of an arm’s-length contractual counterparty to the Debtors with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any of its Subsidiaries and (b) no Commitment Party is advising the Company or any of its Subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.

Section 4.9                                    Financial Statements.  The audited consolidated balance sheets of the Company as at December 31, 2018 and the related consolidated statements of operations and of cash flows for the fiscal year then ended, as filed with the SEC (the “Financial Statements”), in each case, present fairly in all material respects the consolidated financial condition of the Company as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended.  All such Financial Statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein).

Section 4.10                             Company SEC Documents.  The Debtors and each of their Subsidiaries, if applicable, have filed with or furnished to the SEC all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by them since December 31, 2017 under the Exchange Act or the Securities Act. As of their respective dates, and, if amended, as of the date of the last such amendment, each of the Company SEC Documents, including any financial statements or schedules included therein, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Document or necessary in order to make the statements in such Company SEC Document, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002 (“SOX”), as the case may be, and the applicable rules and regulations of the SEC under the Exchange Act, the Securities Act and SOX, as the case may be.

Section 4.11                             Absence of Certain Changes.  Since December 31, 2018, no event, development, occurrence, circumstance, effect, condition, result, state of facts or change has occurred or exists that has had or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.12                             No Violation; Compliance with Laws.  (a) The Company is not in violation of its charter or bylaws, and (b) no other Debtor or any of its Subsidiaries is in violation of its respective charter or bylaws, certificate of formation or limited liability company operating agreement or similar organizational document in any material respect. None of the Debtors or their Subsidiaries is or has been at any time since December 31, 2017 in violation of any Law or Order, except for any such violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.13                             Legal Proceedings.  Other than the Cases and any adversary proceedings or contested motions commenced in connection therewith, (a) there are no material legal, governmental, administrative, judicial or regulatory investigations, audits, actions, suits, claims, arbitrations, demands, demand letters, claims, notices of noncompliance or violations, or proceedings (“Legal Proceedings”) pending or, to the Knowledge of the Company, threatened to which any of the Debtors or their Subsidiaries is a party or to which any property of any of the Debtors or their Subsidiaries is the subject which, if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and would not materially and adversely affect the ability of the Debtors to perform their obligations under, or to consummate the transactions contemplated by, the Transaction Agreements, including the Rights Offering, and (b) no event, development, occurrence, circumstance, effect, condition, result, state of facts or change has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Legal Proceeding, in each case that in any manner draws into question the validity or enforceability of this Agreement, the Plan or the other Transaction Agreements or that would reasonably be expected to have, in the aggregate, a Material Adverse Effect.

Section 4.14                             Labor Relations.  Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:  (a) There are no strikes or other labor disputes pending or, to the Knowledge of the Company, threatened against any of the Debtors or their respective Subsidiaries; (b) to the Knowledge of the Company, the hours worked and payments made to employees of any of the Debtors or any of their respective Subsidiaries have not been in violation of the Fair Labor Standards Act of 1938 or any other applicable Law dealing with such matters; (c) all payments due from any of the Debtors or their Subsidiaries or for which any claim may be made against any of the Debtors or their Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of any of the Debtors or their respective Subsidiaries, as applicable, to the extent required by GAAP; (d) each of the Debtors and their Subsidiaries has complied and is currently in compliance with all Laws and legal requirements in respect of personnel, employment and employment practices (including for purposes of classification); and (e) the Debtors and their respective Subsidiaries have not and are not engaged in any unfair labor practice. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the consummation of the transactions contemplated by the Transaction Agreements will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which any of the Debtors (or any predecessor) or any of their respective Subsidiaries is a party or by which any of the Debtors (or any predecessor) or any of their respective Subsidiaries is bound.

Section 4.15                             Intellectual Property.  Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) each of the Debtors and each of their Subsidiaries owns, or possesses the right to use, all of the patents, patent rights, trademarks, service marks, trade names, copyrights, mask works, domain names, and any and all applications or registrations for any of the foregoing (collectively, “Intellectual Property Rights”) that are reasonably necessary for the operation of their respective businesses, without infringement upon the rights of any other Person (of which any of the Debtors and their Subsidiaries has been notified in writing), (b) to the Knowledge of the Company, none of the Debtors nor their respective Subsidiaries nor any Intellectual Property Right, proprietary right, product, process, method, substance, part, or other material now employed, sold or offered by or contemplated to be employed, sold or offered by such Person, is interfering with, infringing upon, misappropriating or otherwise violating any valid Intellectual Property Rights of any Person, and (c) no claim or litigation regarding any of the foregoing is pending or, to the Knowledge of the Company, threatened.

Section 4.16                             Title to Real and Personal Property.

(a)                                 Real Property.  Each of the Debtors and each of their respective Subsidiaries has valid fee simple title to, or a valid leasehold interest in, or valid easements or other limited property interests in, all of its Real Properties and has valid title to its personal properties and assets, in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes, and except where the failure (or failures) to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, the enforceability of the Debtors’ leasehold title in any leased Real Properties may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditor’s rights generally or general principles of equity, including the Cases. To the Knowledge of the Company, all such properties and assets are free and clear of Liens, other than Permitted Liens.

(b)                                 Leased Real Property. Other than as a consequence of the Cases, each of the Debtors and each of their respective Subsidiaries is in compliance with all obligations under all leases to which it is a party that have not been rejected in the Cases, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and none of the Debtors or their Subsidiaries has received written notice of any good faith claim asserting that such leases are not in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Debtors and each of their Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)                                  Personal Property. Other than as a consequence of the Cases, each of the Debtors and each of their Subsidiaries owns or possesses the right to use all of its personal property, including all Intellectual Property Rights and all licenses and rights with respect to any of the foregoing used in the conduct of their businesses, without any conflict (of which any of the Debtors and their Subsidiaries has been notified in writing) with the rights of others, and free from any burdensome restrictions on the present conduct of the Debtors or their respective Subsidiaries, as the case may be, except where such conflicts and restrictions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.17                             No Undisclosed Relationships.  There are no Contracts or other direct or indirect relationships existing as of the date hereof between or among any of the Debtors or their Subsidiaries, on the one hand, and any director, officer or greater than five percent (5%) stockholder of any of the Debtors, or Affiliate thereof, on the other hand that is required by the Exchange Act to be described in the Company’s filings with the SEC and that is not so described.  A correct and complete copy of any Contract existing as of the date hereof between or among any of the Debtors or their Subsidiaries, on the one hand, and any director, officer or greater than five percent (5%) stockholder of any of the Debtors or their Subsidiaries, or Affiliate thereof, on the other hand, that is required by the Exchange Act to be described in the Company’s filings with the SEC is filed as an exhibit to, or incorporated by reference as indicated in, the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 or such subsequently filed Quarterly Report on Form 10-Q or Current Report on Form 8-K.

Section 4.18                             Licenses and Permits.  The Debtors and their Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, have made all declarations and filings with and have maintained all financial assurances required by, the appropriate Governmental Entities that are necessary for the ownership or lease of their respective properties and the conduct of the business, except where the failure to possess, make or give the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  None of the Debtors or their Subsidiaries (a) has received notice of any revocation or modification of any such license, certificate, permit or authorization or (b) has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course except to the extent that any of the foregoing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.19                             Environmental.  Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) no written notice, claim, demand, request for information, Order, complaint or penalty has been received by any of the Debtors or their Subsidiaries, and there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened which allege a violation of or liability under any Environmental Laws  (including with respect to exposure to Hazardous Materials), in each case relating to any of the Debtors or their Subsidiaries, (b) each Debtor and each of their respective Subsidiaries has received (including timely application for renewal of the same), and maintained in full force and effect, all environmental permits, licenses and other approvals, and has maintained all financial assurances, in each case to the extent necessary for its operations to comply with all applicable Environmental Laws and is, and since January 1, 2017, has been, in compliance with the terms of such permits, licenses and other approvals and with all applicable Environmental Laws, (c) to the Knowledge of the Company, no Hazardous Material is located at, on or under any property currently or formerly owned, operated or leased by any of the Debtors or their Subsidiaries that has given rise or would reasonably be expected to give rise to any cost, liability or obligation of any of the Debtors under any Environmental Laws, (d) to the Knowledge of the Company, no Hazardous Material has been Released, generated, owned, treated, stored, transported or handled by any of the Debtors or their Subsidiaries, and none of the Debtors or their Subsidiaries has arranged for or permitted the disposal of Hazardous Material at any location in a manner that has given rise or would reasonably be expected to give rise to any cost, liability or obligation of any of the Debtors or their Subsidiaries under any Environmental Laws, and (e) no agreements in which any of the Debtors or their Subsidiaries has expressly assumed responsibility for any known obligation of any other Person arising under or relating to Environmental Laws that remains unresolved.  Notwithstanding the generality of any other representations and warranties in this Agreement, the representations and warranties in this Section 4.19 constitute the sole and exclusive representations and warranties in this Agreement with respect to any environmental, health or safety matters, including any arising under or relating to Environmental Laws.

Section 4.20                             Taxes.

(a)                                       Except as would not reasonably be expected to be material to the Debtors and their Subsidiaries taken as a whole, (i) each of the Debtors and their Subsidiaries have filed or caused to be filed all U.S. federal, state, provincial, local and non-U.S. Tax returns required to have been filed by it and (ii) taken as a whole, each such Tax return is true and correct.

(b)                                       Each of the Debtors and their Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due) with respect to all periods or portions thereof ending on or before the date hereof, which Taxes, if not paid or adequately provided for, would reasonably be expected to be material to the Debtors taken as a whole, excluding Taxes being contested in good faith by appropriate proceedings and for which the Debtors or their Subsidiaries have set aside on their books adequate reserves in accordance with GAAP.

(c)                                        As of the date hereof, with respect to the Debtors, other than in connection with the Cases and other than Taxes or assessments that are being contested in good faith and are not expected to result in significant negative adjustments that would be material to the Debtors taken as a whole, (i) no claims have been asserted in writing with respect to any material Taxes, (ii) no presently effective waivers or extensions of statutes of limitation with respect to Taxes have been given or requested and (iii) no Tax returns are being examined by, and no written notification of intention to examine has been received from, the IRS or any other Governmental Entity.

(d)                                       None of the Debtors nor any of their Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for a taxable period (or portion thereof) ending after the Closing Date as a result of any (1) installment sale or open transaction disposition made or entered into prior to the Closing, (2) prepaid amount received prior to the Closing, (3) election under Section 108(i) of the Code (or any similar provision of state, local or non-U.S. Law), or (4) any adjustment pursuant to Section 481(a) of the Code (or any similar provision of state, local or non-U.S. Law) made or requested prior to the Closing or, to the Knowledge of the Company, proposed by any Governmental Entity prior to the Closing.  None of the Debtors and their Subsidiaries has any material liability pursuant to or attributable to Section 965 of the Code.

(e)                                        The Debtors and each Subsidiary have complied in all material respects with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper Governmental Entity all material required amounts.

Section 4.21                             Employee Benefit Plans.

(a)                                 None of the Debtors nor any of their ERISA Affiliates sponsor, maintain, contribute to, or has an obligation to contribute to, or has any outstanding liability (contingent or otherwise) to any Multiemployer Plan or any plan that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, other than the Trico Industries Inc. Retirement Plan. No condition exists that could reasonably be expected to result in any material liability or obligation (contingent or otherwise) to the Debtors under Title IV of ERISA (other than required premium payments or contributions in the normal course). No Company Benefit Plan has any Unfunded Pension Liability in excess of $7.0 million with respect to any single Company Benefit Plan and in excess of $10.0 million with respect to all Company Benefit Plans.  The Deferred Compensation Liabilities are unfunded and would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect to the Debtors.

(b)                                 As of December 31, 2018, no single Foreign Plan that is a defined benefit employee pension plan (within the meaning of U.S. Accounting Standards Codification Topic 715-30) has unfunded liabilities in excess of $30.0 million, and the aggregate of unfunded liabilities for all Foreign Plans that are defined benefit employee pension plans are not in excess of $50.0 million.

(c)                                  Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect to the Debtors, there are no pending, or to the Knowledge of the Company, threatened claims, sanctions, actions or lawsuits, asserted or instituted against any Company Benefit Plan or Foreign Plan or any Person as fiduciary or sponsor of any Company Benefit Plan, or Foreign Plan in each case other than claims for benefits in the normal course.

(d)                                 Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect to the Debtors, none of the Company Benefit Plans or Foreign Plans obligates any Debtor or any Debtor Subsidiary to provide, nor has any Debtor or any of their respective Subsidiaries promised or agreed to provide or otherwise has any liability (contingent or otherwise) with respect to, retiree or post-employment health, welfare or life insurance or benefits, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any similar Law for which the covered Person pays the full cost of coverage.

(e)                                  Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect to the Debtors, (i) all compensation and benefit arrangements of the Debtors and their respective Subsidiaries and all Company Benefits Plans and Foreign Plans comply and have complied in both form and operation with their terms and all applicable Laws and legal requirements and (ii) none of the Debtors has any obligation to provide any individual with a “gross up” or similar payment in respect of any Taxes that may become payable under Section 409A or 4999 of the Code. Other than the Change in Control Agreements covering certain executives of the Company that have been previously disclosed to the Commitment Parties, no compensation or benefit plan, practice, program, policy, agreement, or arrangement exists that as a result of the Cases or any transactions related thereto, including the transactions contemplated by this Agreement, could reasonably be expected to result in the acceleration of the time of payment or vesting, or an increase in the amount of compensation or benefit due to any employee, director, or other service provider of any of the Debtors or any of their Subsidiaries.

Section 4.22                             Internal Control Over Financial Reporting.  The Company has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and to the Knowledge of the Company, there are no material weaknesses in the Company’s internal control over financial reporting as of the date hereof.

Section 4.23                             Disclosure Controls and Procedures.  The Company maintains disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is accumulated and communicated to management of the Company as appropriate to allow timely decisions regarding required disclosure.

Section 4.24                             Material Contracts.  Other than as a result of a rejection motion filed by any of the Debtors in the Cases, all Material Contracts are valid, binding and enforceable by and against the Debtor party thereto and, to the Knowledge of the Company, each other party thereto, and no written notice to terminate, in whole or part, any Material Contract has been delivered to any of the Debtors.  Other than as a result of the filing of the Cases or any rejection motion filed by any of the Debtors in the Cases, none of the Debtors nor, to the Knowledge of the Company, any other party to any Material Contract, is in material default or breach under the terms thereof. Each Material Contract has been publicly filed with the SEC.

Section 4.25                             No Unlawful Payments.  Since January 1, 2014, none of the Debtors, their respective Subsidiaries or, to the Knowledge of the Company, any joint ventures of which the Debtors or their respective subsidiaries own at least forty-nine percent (49%) interest (such joint ventures, together with the Subsidiaries of such joint ventures, the “Joint Ventures”) nor, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has in any material respect: (a) used any funds of any of the Debtors or their respective Subsidiaries or, to the Knowledge of the Company, the Joint Ventures for any unlawful contribution, gift, entertainment or other unlawful expense, in each case relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (c) otherwise violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), or the UK Bribery Act 2010; or (d) made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment. No material Legal Proceeding by or before any Governmental Entity or any arbitrator involving any of the Debtors, their respective Subsidiaries and the Joint Ventures with respect to the FCPA, UK Bribery Act 2010 or similar applicable anti-corruption laws is pending or, to the Knowledge of the Company, threatened.  The Debtors, their respective Subsidiaries and to the

Knowledge of the Company, the Joint Ventures have implemented and maintain in effect policies and procedures designed to ensure compliance by the Debtors, their respective Subsidiaries and the Joint Ventures and their respective directors, officers, employees and agents with the FCPA, UK Bribery Act 2010 and any other applicable anti-corruption laws.

Section 4.26                             Compliance with Money Laundering and Sanctions Laws.

(a)                                 The operations of the Debtors and their respective Subsidiaries and, to the Knowledge of the Company, the Joint Ventures are and, since January 1, 2014 have been at all times, conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the money laundering statutes of all jurisdictions in which the Debtors, their respective Subsidiaries and the Joint Ventures operate (and the rules and regulations promulgated thereunder) and any related or similar Laws (collectively, the “Money Laundering Laws”) and no material Legal Proceeding by or before any Governmental Entity or any arbitrator involving any of the Debtors or their respective Subsidiaries, or, to the Knowledge of the Company, the Joint Ventures with respect to Money Laundering Laws is pending or, to the Knowledge of the Company, threatened. The Debtors, their respective Subsidiaries and, to the Knowledge of the Company, the Joint Ventures, have implemented and maintain in effect policies and procedures designed to ensure compliance by the Debtors, their respective Subsidiaries, and the Joint Ventures, and their respective directors, officers, employees and agents with applicable Money Laundering Laws.

(b)                                 None of the Debtors, their Subsidiaries or to the Knowledge of the Company, the Joint Ventures nor, to the Knowledge of the Company, any of their respective directors, officers, employees or other Persons acting on their behalf with express authority to so act is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.  None of the Debtors, their respective Subsidiaries, nor, to the Knowledge of the Company, the Joint Ventures, nor to the Knowledge of the Company, any of their respective current or former directors, officers, employees, agents, Controlled Affiliates or other Persons acting on their behalf with express authority to so act, has engaged since January 1, 2014, or is engaged, in any transaction(s) or activities which would result in a violation of Sanctions in any material respect. The Company will not directly or indirectly use the proceeds of the Rights Offering, or lend, contribute or otherwise make available such proceeds to any other Debtor, its Subsidiaries, joint venture partner (including the Joint Ventures) or other Person, for the purpose of financing the activities of any Person that, to the Knowledge of the Company, is currently subject to any Sanctions. No material Legal Proceeding by or before any Governmental Entity or any arbitrator involving any of the Debtors, their respective Subsidiaries and the Joint Ventures with respect to Sanctions is pending or, to the Knowledge of the Company, threatened.  The Debtors, their respective Subsidiaries and, to the Knowledge of the Company, the Joint Ventures, have implemented and maintain in effect policies and procedures designed to ensure compliance by the Debtors, their respective Subsidiaries and the Joint Ventures, and their respective directors, officers, employees and agents with applicable Sanctions.

Section 4.27                             No Broker’s Fees.  None of the Debtors or any of their respective Subsidiaries is a party to any Contract with any Person (other than this Agreement) that would give rise to a valid claim against the Commitment Parties for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering or the sale of the Unsubscribed Notes.

Section 4.28                             Investment Company Act.  None of the Debtors or any of their respective Subsidiaries is, or immediately after giving effect to the consummation of the Restructuring will be, an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended (the “Investment Company Act”), and this conclusion is based on one or more bases or exclusions other than Sections 3(c)(1) and 3(c)(7) of the Investment Company Act, including that none of the Debtors or their Subsidiaries comes within the basic definition of ‘investment company’ under section 3(a)(1) of the Investment Company Act.

Section 4.29                             Insurance.  Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) the Debtors and their respective Subsidiaries have insured their properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses in similar geographies; (b) all premiums due and payable in respect of material insurance policies maintained by the Debtors and their respective Subsidiaries have been paid; (c) the Company reasonably believes that the insurance maintained by or on behalf of the Debtors and their respective Subsidiaries is adequate in all material respects; and (d) as of the date hereof, to the Knowledge of the Company, none of the Debtors or their respective Subsidiaries has received notice from any insurer or agent of such insurer with respect to any material insurance policies of the Debtors or their respective Subsidiaries of any cancellation or termination of such policies, other than such notices which are received in the ordinary course of business or for policies that have expired in accordance with their terms.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMMITMENT PARTIES

Each Commitment Party, severally (in accordance with its Commitment Percentage) and not jointly, represents and warrants as to itself only (unless otherwise set forth herein, as of the date of this Agreement and as of the Closing Date) as set forth below.

Section 5.1                              Organization.  Such Commitment Party is a legal entity duly organized, validly existing and, if applicable, in good standing (or the equivalent thereof) under the Laws of its jurisdiction of incorporation or organization.

Section 5.2                              Organizational Power and Authority.  Such Commitment Party has the requisite power and authority (corporate or otherwise) to enter into, execute and deliver this Agreement and each other Transaction Agreement to which such Commitment Party is a party and to perform its obligations hereunder and thereunder and has taken all necessary action (corporate or otherwise) required for the due authorization, execution, delivery and performance by it of this Agreement and the other Transaction Agreements.

Section 5.3                              Execution and Delivery; Enforceability.  This Agreement and each other Transaction Agreement to which such Commitment Party is a party (a) has been, or prior to its execution and delivery will be, duly and validly executed and delivered by such Commitment Party and (b) assuming due and valid execution and delivery hereof and thereof by the Company and the other Debtors (as applicable) will constitute valid and legally binding obligations of such Commitment Party, enforceable against such Commitment Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 5.4                                    No Conflict.  Assuming that the consents referred to in clauses (a) and (b) of Section 5.5 are obtained, the execution and delivery by such Commitment Party of this Agreement and each other Transaction Agreement to which such Commitment Party is a party, the compliance by such Commitment Party with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (a) will not conflict with, or result in breach, modification, termination or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time or both), or result in the acceleration of, or the creation of any Lien under, any Contract to which such Commitment Party is party or is bound or to which any of the property or assets or such Commitment Party are subject, (b) will not result in any violation of the provisions of the certificate of incorporation or bylaws (or comparable constituent documents) of such Commitment Party and (c) will not result in any material violation of any Law or Order applicable to such Commitment Party or any of its properties, except in each of the cases described in clauses (a) or (c), for any conflict, breach, modification, termination, violation, default, acceleration or Lien which would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay, or materially and adversely impact such Commitment Party’s performance of its obligations under this Agreement.

Section 5.5                                    Consents and Approvals.  No consent, approval, authorization, Order, registration or qualification of or with any Governmental Entity having jurisdiction over such Commitment Party or any of its properties is required for the execution and delivery by such Commitment Party of this Agreement and each other Transaction Agreement to which such Commitment Party is a party, the compliance by such Commitment Party with the provisions hereof and thereof and the consummation of the transactions (including the purchase by such Commitment Party of its Commitment Percentage of the Unsubscribed Notes or its portion of the Rights Offering Notes) contemplated herein and therein, except (a) any consent, approval, authorization, Order, registration or qualification which, if not made or obtained, would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay, or materially and adversely impact such Commitment Party’s performance of its obligations under this Agreement and each other Transaction Agreement to which such Commitment Party is a party and (b) filings, notifications, authorizations, approvals, consents, clearances or termination or expiration of all applicable waiting periods under any Antitrust Laws in connection with the transactions contemplated by this Agreement.

Section 5.6                                    No Registration. Such Commitment Party understands that (a) any Unsubscribed Notes issued to such Commitment Party, have not been registered under the Securities Act or any state or foreign securities or “blue sky” laws by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of such Commitment Party’s representations as expressed herein or otherwise made pursuant hereto, and (b) such Unsubscribed Notes cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available.

Section 5.7                                    Purchasing Intent.  Such Commitment Party is acquiring the Unsubscribed Notes for its own account or accounts or funds over which it holds voting discretion or exercises discretionary investment management, not otherwise as a nominee or agent, and not otherwise with the view to, or for resale in connection with, any distribution thereof not in compliance with the Securities Act, any applicable securities or “blue sky” laws of any state of the United States or other applicable securities Laws, and such Commitment Party has no present intention of selling, granting any other participation in, or otherwise distributing the same, except in compliance with the Securities Act, any applicable securities or “blue sky” laws of any state of the United States and any applicable securities Laws.

Section 5.8                                    Sophistication; Investigation.  Such Commitment Party has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Unsubscribed Notes.  Such Commitment Party understands and accepts that its investment in the Unsubscribed Notes involve risks.  Such Commitment Party has received such documentation as it has deemed necessary to make an informed investment decision in connection with its investment in the Unsubscribed Notes, has had adequate time to review such documents prior to making its decision to invest, has had a full opportunity to ask questions of and receive answers from the Company or any person or persons acting on behalf of the Company concerning the terms and conditions of an investment in the Company and has made an independent decision to invest in any Unsubscribed Notes based upon the foregoing and other information available to it, which it has deemed adequate for this purpose. With the assistance of each Commitment Party’s own professional advisors, to the extent that such Commitment Party has deemed appropriate, such Commitment Party has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in any Unsubscribed Notes. Such Commitment Party understands and is able to bear any economic risks associated with such investment. Except for the representations and warranties expressly set forth in this Agreement or any other Transaction Agreement, such Commitment Party has independently evaluated the merits and risks of its decision to enter into this Agreement and disclaims reliance on any representations or warranties, either express or implied, by or on behalf of any Debtors.

Section 5.9                                    No Broker’s Fees.  Such Commitment Party is not a party to any Contract with any Person (other than the Transaction Agreements and any Contract giving rise to the Expense Reimbursement hereunder) that would give rise to a valid claim against any of the Debtors for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering or the sale of the Unsubscribed Notes.

Section 5.10                             Sufficient Funds.  Such Commitment Party has sufficient assets and the financial capacity to perform all of its obligations under this Agreement, including the ability to fully exercise all Subscription Rights that are issued to it pursuant to the Rights Offering and fund such Commitment Party’s Rights Offering Backstop Commitment.

Section 5.11                             Additional Securities Law Matters.

(a)                                       Such Commitment Party has been advised by the Company that the Unsubscribed Notes are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that such Commitment Party must continue to bear the economic risk of the investment in such

Unsubscribed Notes, if applicable, unless the offer and sale of its Unsubscribed Notes is subsequently registered under the Securities Act and all applicable state or foreign securities or “blue sky” laws or an exemption from such registration is available.

(b)                                       Such Commitment Party is either (i) a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act or an “accredited investor” within the meaning of Rule 501(a) of the Securities Act or (ii) not a “U.S. Person” as such term is defined in Regulation S under the Securities Act.

(c)                                        No such Commitment Party, its Affiliates or any person acting on its or any of their behalf has engaged, or will engage, in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of the Securities Act) or directed selling efforts (within the meaning of Regulations S) in connection with the offering of any Unsubscribed Notes.

(d)                                       Such Commitment Party is not purchasing any Unsubscribed Notes as a result of any advertisement, article, notice or other communication regarding the Unsubscribed Notes published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Commitment Party’s knowledge, any other general solicitation or general advertising (within the meaning of Rule 502(c) of the Securities Act) or directed selling efforts (within the meaning of Regulations S).

ARTICLE VI

ADDITIONAL COVENANTS

Section 6.1                                    Confirmation Order; Plan and Disclosure Statement.  The Debtors shall support and make commercially reasonable efforts, consistent with the Restructuring Support Agreement and the Plan, to (a) obtain the entry of the Rights Offering Approval Order and, to the extent it is a separate order therefrom, the Confirmation Order, and (b) cause the Rights Offering Approval Order and, to the extent it is a separate order therefrom, the Confirmation Order, to become a Final Order (and request that such Order become effective immediately upon entry by the Bankruptcy Court pursuant to a waiver of Rules 3020 and 6004(h) of the Bankruptcy Rules, as applicable), consistent with the Bankruptcy Code, the Bankruptcy Rules, and the Restructuring Support Agreement.  The Debtors shall provide counsel to the Commitment Parties copies of any proposed pleadings seeking entry of the Rights Offering Approval Order and, to the extent it is a separate order therefrom, the Confirmation Order, the proposed Plan and the Disclosure Statement and any proposed amendment, modification, supplement or change to the Plan or the Disclosure Statement and a reasonable opportunity to review and comment on such pleadings prior to such pleadings being filed with the Bankruptcy Court and documents, and each such pleading, amendment, modification, supplement or change to the Plan or the Disclosure Statement must be in form and substance reasonably acceptable to the Requisite Commitment Parties and the Debtors.  The Debtors shall provide to counsel to each of the Commitment Parties a copy of the proposed Confirmation Order (together with copies of any briefs, pleadings and motions related thereto) and a reasonable opportunity to review and comment on such Order, briefs, pleadings and motions prior to such Order, briefs, pleadings and motions being filed with the Bankruptcy Court, and such proposed Order, briefs, pleadings and motions must be in form and substance reasonably acceptable to the Requisite Commitment Parties and the Debtors.  The Confirmation Order entered by the Bankruptcy Court shall be in form and substance reasonably acceptable to the Requisite Commitment Parties and the Debtors.  Any amendments, modifications, changes or supplements to the Confirmation Order, and any of the pleadings seeking entry of such Order, shall be in form and substance reasonably acceptable to the Requisite Commitment Parties and the Debtors.

Section 6.2                                    Reasonable Best Efforts.

(a)                                 Without in any way limiting any other respective obligation of the Debtors or any Commitment Party in this Agreement, each Party shall use reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Plan, including using reasonable best efforts in:

(i)                                     timely preparing and filing all documentation reasonably necessary to effect all necessary notices, reports and other filings of such Person and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or Governmental Entity; and

(ii)                                  cooperating with the defense of any Legal Proceedings in any way challenging (A) this Agreement (B) the Rights Offering Approval Order and, to the extent it is a separate order therefrom, the Confirmation Order, or (C) the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining Order entered by any Governmental Entity vacated or reversed; and

(b)                                 Subject to applicable Laws or applicable rules relating to the exchange of information, and in accordance with the Restructuring Support Agreement, the Commitment Parties and the Debtors shall have the right to review in advance, and to the extent practicable each will consult with the other on all of the information relating to Commitment Parties or the Debtors, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or Governmental Entity in connection with the transactions contemplated by this Agreement or the Plan; provided, however, that the Commitment Parties are not required to provide for review in advance declarations or other evidence submitted in connection with any filing with the Bankruptcy Court.  Notwithstanding the foregoing, under no circumstances may any Party make any public disclosure of any kind that would disclose either: (i) the holdings of any Commitment Party (including Schedule I, which shall not be publicly disclosed or filed) or (ii) the identity of any Commitment Party without the prior written consent of such Commitment Party or the order of a Bankruptcy Court or other court with competent jurisdiction; provided, that, the Debtors may disclose such identities of the Commitment Parties, upon prior consultation with the Commitment Parties, to the extent that, upon the advice of counsel, they are required to do so by any governmental or regulatory authority (including as it may be directed by the SEC) or court of competent jurisdiction. In exercising the foregoing rights, the Parties shall act as reasonably and as promptly as practicable.

(c)                                  Nothing contained in this Section 6.2 shall limit the ability of any Commitment Party to consult with the Debtors, to appear and be heard, or to file objections, concerning any matter arising in the Cases to the extent not inconsistent with the Transaction Agreements.

(d)                                 Notwithstanding anything to the contrary in this Section 6.2, nothing in this Agreement will require Fidelity to make, seek or receive any filings, notifications, consents, determinations, authorizations, permits, approvals, licenses or the like, or provide any documentation or information to any regulatory or self-regulatory body having jurisdiction over the Company or Fidelity other than information that is already included in this Agreement or is otherwise in the public domain.

Section 6.3                                    Blue Sky.  The Company shall, on or before the Closing Date, use reasonable best efforts to obtain an exemption for, or to qualify the offer and sale of the Unsubscribed Notes to the Commitment Parties pursuant to this Agreement under applicable securities and “Blue Sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Commitment Parties on or prior to the Closing Date.  The Company shall use reasonable best efforts to timely make all filings and reports relating to the offer and sale of the Unsubscribed Notes issued hereunder required under applicable securities and “Blue Sky” Laws of the states of the United States.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.4.

Section 6.4                                    Use of Proceeds.  The Debtors will apply the proceeds from the exercise of the Subscription Rights and the sale of the Unsubscribed Notes for the purposes identified in the Plan.

Section 6.5                                    Unsubscribed Notes Legend. Each certificate evidencing any Unsubscribed Notes shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.”

Section 6.6                                    Commitment Party Termination; Replacement of Terminating Commitment Parties.

(a)                           Upon the exercise of a Partial Noteholder Termination, the Commitment Parties and their respective Related Purchasers (other than any Terminating Commitment Parties) shall have the right and opportunity (but not the obligation), within ten (10) days (or such shorter period as may be necessary to consummate the Rights Offering in compliance with applicable securities laws and regulations) after receipt of written notice from the Company to all Commitment Parties of such Partial Noteholder Termination, which notice shall be given promptly following the occurrence of such Partial Noteholder Termination and to all Commitment Parties substantially concurrently (such period, the “Terminating Commitment Party Replacement Period”), to make arrangements for one or more of the remaining Commitment Parties and/or their respective Related Purchasers (other than the Terminating Commitment Parties) to purchase all or any portion of the Available Notes (such purchase, a “Terminating Commitment Party Replacement”) on the terms and subject to the conditions set forth in this Agreement and in such amounts as may be agreed upon by all of the Commitment Parties electing to purchase all or any portion of the Available Notes (such Commitment Parties the “Replacing Terminating Commitment Parties”).  Any Available Notes purchased by a Replacing Terminating Commitment Party (and any commitment and applicable aggregate Note Purchase Price associated therewith) shall be included, among other things, in the determination of (x) the Unsubscribed Notes of such Replacing Terminating Commitment Party for all purposes hereunder, (y) the Commitment Percentage of such Replacing Terminating Commitment Party for purposes of Section 2.5(b) and Section 3.1 and (z) the Rights Offering Backstop Commitment of such Replacing Terminating Commitment Party for purposes of the definition of “Requisite Commitment Parties.”  In the event the Commitment Parties and their respective Related Purchasers (other than any Terminating Commitment Parties), fail to make arrangements for one or more of the Commitment Parties and/or their respective Related Purchasers (other than the Terminating Commitment Parties) to purchase all of the Available Notes as described in this Section 6.6(a) within the Terminating Commitment Party Replacement Period, then each of the Company and the Requisite Commitment Parties Shall have the right to terminate this Agreement.

(b)                                 Notwithstanding anything in this Agreement to the contrary, if this Agreement is terminated with respect to a Commitment Party that is a Terminating Commitment Party hereunder, it shall not be entitled to any of the Commitment Payment applicable to such Terminating Commitment Party and it shall be obligated to repay its ratable portion of the Commitment Payment to any Replacing Terminating Commitment Parties ratably in proportion to their respective Commitment Party Replacements (or, if there are no such Replacing Commitment Parties and this Agreement is not terminated by the Debtors as to all Commitment Parties under Section 9.3(b) hereof, whether or not the Commitment Parties terminate the Agreement under Section 6.6(a) above, the Company); provided, that, for the avoidance of doubt, such reduction shall not reduce the amount of the Commitment Payment payable to each Commitment Party that is not a Terminating Commitment Party.

(c)                                  Nothing in this Section 6.6 shall be deemed to require a Commitment Party to pay more than its Commitment Percentage in its purchase of the Unsubscribed Notes.

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

Section 7.1                                    Conditions to the Obligations of the Commitment Parties.  The obligations of each Commitment Party to consummate the transactions contemplated hereby shall be subject to (unless waived in accordance with Section 7.2) the satisfaction of the following conditions prior to or at the Closing:

(a)                                 Rights Offering Approval Order.  The Bankruptcy Court shall have entered the Rights Offering Approval Order, which shall be in form and substance satisfactory to the Requisite Commitment Parties, and such Order shall be a Final Order.

(b)                                 Confirmation Order.  The Bankruptcy Court shall have entered the Confirmation Order, which shall be in form and substance reasonably satisfactory to the Requisite Commitment Parties, and such Order shall be a Final Order.

(c)                                  Rights Offering.  The Rights Offering shall have been conducted, in all material respects, in accordance with the Rights Offering Approval Order, the Rights Offering Procedures, the Plan and this Agreement, as applicable.

(d)                                 Effective Date.  The Effective Date shall have occurred, or shall be deemed to have occurred concurrently with the Closing, as applicable, in accordance with the terms and conditions in the Plan and in the Confirmation Order.

(e)                                  Expense Reimbursement.  The Debtors shall have paid all Expense Reimbursements accrued or anticipated to accrue through the Closing Date pursuant to Section 3.2; provided, that invoices for such Expense Reimbursement must have been received by the Debtors at least three (3) Business Days prior to the Closing Date in order to be required to be paid as a condition to Closing.

(f)                                   Antitrust Approvals.  All applicable waiting periods under any Antitrust Laws, or imposed by any Antitrust Authority, in connection with the transactions contemplated by this Agreement shall have been terminated or expired and all authorizations, approvals, consents or clearances under the Antitrust Laws or otherwise required by a Governmental Entity in connection with the transactions contemplated by this Agreement shall have been obtained.

(g)                                  No Legal Impediment to Issuance.  No Law or Order shall have become effective or been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Agreement;

(h)                                 Representations and Warranties.

(i)                                     The representations and warranties of the Debtors contained in Sections 4.1 (Organization and Qualification), 4.2 (Corporate Power and Authority), 4.3 (Execution and Delivery; Enforceability), 4.4 (Authorized and Issued Equity Interests), 4.5 (Issuance), 4.6(b) (No Conflict), 4.14 (Labor Relations), 4.19 (Environmental), 4.21 (Employee Benefit Plans) and 4.27 (No Broker’s Fees) shall be true and correct in all material respects on and as of the Closing Date after giving effect to the Plan (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date).

(ii)                                  The representations and warranties of the Debtors contained in this Agreement other than those referred to in clauses (i) and (ii) above shall be true and correct (disregarding all materiality or Material Adverse Effect qualifiers) on and as of the Closing Date after giving effect to the Plan with the same effect as if made on and as of the Closing Date after giving effect to the Plan (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct does not constitute, individually or in the aggregate, a Material Adverse Effect.

(i)                                     Covenants.  The Debtors shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing Date.

(j)                                    Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred, and there shall not exist, any event, development, occurrence, circumstance, effect, condition, result, state of facts or change that has had or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(k)                                 Officer’s Certificate.  The Commitment Parties shall have received on and as of the Closing Date a certificate of the chief executive officer or chief financial officer of the Company confirming that the conditions set forth in Sections 7.1(h) (Representations and Warranties), (i) (Covenants) and (j) (Material Adverse Effect) have been satisfied.

(l)                                     Funding Notice.  The Commitment Parties shall have received the Funding Notice in accordance with the terms of Section 2.5.

(m)                             Exit Facilities.  Each Exit Facility shall have become effective, shall be for the amount set forth for such Exit Facility in the Restructuring Support Agreement, if applicable, and shall otherwise be in form and substance substantially in accordance with the Restructuring Support Agreement, or as otherwise set forth in the Plan and reasonably acceptable to the Requisite Commitment Parties.

(n)                                 Restructuring Support Agreement.  The Restructuring Support Agreement remains in full force and effect in accordance with its terms and shall not have been terminated in accordance with its terms.

Section 7.2                                    Waiver of Conditions to Obligations of Commitment Parties.  All or any of the conditions set forth in Section 7.1 may only be waived in whole or in part with respect to all Commitment Parties by a written instrument executed by the Requisite Commitment Parties in their sole discretion and if so waived, all Commitment Parties shall be bound by such waiver, provided that any such waiver that would have the effect of amending, restating, modifying, or changing this Agreement or any of such Commitment Party’s rights hereunder in a manner that would otherwise require any Commitment Party’s consent pursuant to Section 10.8 (other than any such consent predicated on Section 10.8(d)(ii)) shall also require the consent of such Commitment Party.

Section 7.3                                    Conditions to the Obligations of the Debtors.  The obligations of the Debtors to consummate the transactions contemplated hereby with the Commitment Parties is subject to (unless waived by the Debtors) the satisfaction of each of the following conditions:

(a)                                       Rights Offering Approval Order.  The Bankruptcy Court shall have entered the Rights Offering Approval Order in form and substance satisfactory to the Debtors.

(b)                                       Confirmation Order.  The Bankruptcy Court shall have entered the Confirmation Order in form and substance satisfactory to the Debtors.

(c)                                        Effective Date.  The Effective Date shall have occurred, or shall be deemed to have occurred concurrently with the Closing, as applicable, in accordance with the terms and conditions in the Plan and in the Confirmation Order.

(d)                                       Antitrust Approvals.  All applicable waiting periods under any Antitrust Laws, or imposed by any Antitrust Authority in connection with the transactions contemplated by this Agreement shall have been terminated or expired and all authorizations, approvals, consents or clearances under the Antitrust Laws or otherwise required by any Governmental Entity in connection with the transactions contemplated by this Agreement shall have been obtained.

(e)                                        No Legal Impediment to Issuance.  No Law or Order shall have become effective or been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Agreement.

(f)                                         Representations and Warranties.  The representations and warranties of the Commitment Parties contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date), except where the failure to be so true and correct would not, individually or in the aggregate, prevent or materially impede the Commitment Parties from consummating the transactions contemplated by this Agreement.

(g)                                        Covenants.  The Commitment Parties shall have performed and complied, in all material respects, with all of their covenants and agreements contained in this Agreement and in any other document delivered pursuant to this Agreement, except where the failure to perform or comply would not, individually or in the aggregate, prevent or materially impede the Commitment Parties from consummating the transactions contemplated by this Agreement.

(h)                                       Exit Facilities.  Each Exit Facility shall have become effective, shall be for the amount set forth for such Exit Facility in the Restructuring Support Agreement, if applicable, and shall otherwise be in form and substance substantially in accordance with the Restructuring Support Agreement, or as otherwise set forth in the Plan and reasonably acceptable to the Debtors (provided, that to the extent inconsistent with the Restructuring Support Agreement or this Agreement, any economic treatment provided thereunder shall be acceptable to the Company in its sole discretion).

(i)                                           Restructuring Support Agreement.  The Restructuring Support Agreement remains in full force and effect in accordance with its terms and shall not have been terminated in accordance with its terms.

ARTICLE VIII

INDEMNIFICATION AND CONTRIBUTION

Section 8.1                                    Indemnification Obligations.  The Company and the other Debtors (the “Indemnifying Parties” and each, an “Indemnifying Party”) shall, jointly and severally, indemnify and hold harmless each Commitment Party and its Affiliates, equity holders, members, partners, general partners, managers and its and their respective Representatives and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses (other than Taxes of the Commitment Parties except to the extent otherwise provided for in this Agreement) arising out of a claim asserted by a third-party (collectively, “Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement, including the Rights Offering Backstop Commitment, the Rights Offering, the payment of the Commitment Payment or the use of the proceeds of the Rights Offering, or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Company, the other Debtors, their respective equity holders, Affiliates, creditors or any other Person, and reimburse each Indemnified Person upon demand for reasonable documented (with such documentation subject to redaction to preserve attorney client and work product privileges) legal or other third-party expenses incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement or the Plan are consummated or whether or not this Agreement is terminated; provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses (a) as to a Defaulting Commitment Party, its Related Parties or any Indemnified Person related thereto, caused by a Commitment Party Default by such Commitment Party, or (b) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the fraud, bad faith, willful misconduct or gross negligence of such Indemnified Person.

Section 8.2                                    Indemnification Procedure.  Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided, that (a) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (b) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to such Indemnified Person otherwise than on account of this Article VIII.  In case any such Indemnified Claims are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, at its election by providing written notice to such Indemnified Person, the Indemnifying Party will be entitled to assume the defense thereof, with counsel reasonably acceptable to such Indemnified Person; provided, that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the

Indemnifying Party and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims.  Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof or participation therein (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each jurisdiction in which local counsel is required)), (ii) the Indemnifying Party shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time after the Indemnifying Party has received notice of commencement of the Indemnified Claims from, or delivered on behalf of, the Indemnified Person, (iii) after the Indemnifying Party assumes the defense of the Indemnified Claims, the Indemnified Person determines in good faith that the Indemnifying Party has failed or is failing to defend such claim and provides written notice of such determination and the basis for such determination, and such failure is not reasonably cured within ten (10) Business Days of receipt of such notice, or (iv) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

Section 8.3                                    Settlement of Indemnified Claims.  In connection with any Indemnified Claim for which an Indemnified Person is assuming the defense in accordance with this Article VIII, the Indemnifying Party shall not be liable for any settlement of any Indemnified Claims effected by such Indemnified Person without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).  If any settlement of any Indemnified Claims is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Indemnifying Party hereunder in accordance with, and subject to the limitations of, this Article VIII.  The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall be granted or withheld, conditioned or delayed in the Indemnified Person’s sole discretion), effect any settlement of any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (a) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (b) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

Section 8.4                                    Contribution.  If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 8.1, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations.  It is hereby agreed that the relative benefits to the Indemnifying Party, on the one hand, and all Indemnified Persons, on the other hand, shall be deemed to be in the same proportion as (a) the total value received or proposed to be received by the Company pursuant to the issuance and sale of the Unsubscribed Notes in the Rights Offering contemplated by this Agreement and the Plan bears to (b) the Commitment Payment paid to the Commitment Parties.  The Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their comparative or contributory negligence or otherwise to the Indemnifying Parties, any Person asserting claims on behalf of or in right of any of the Indemnifying Parties, or any other Person in connection with an Indemnified Claim.

Section 8.5                                    Treatment of Indemnification Payments.  All amounts paid by an Indemnifying Party to an Indemnified Person under this Article VIII shall, to the extent permitted by applicable Law, be treated as adjustments to the Per Note Purchase Price for all Tax purposes.  The provisions of this Article VIII are an integral part of the transactions contemplated by this Agreement and without these provisions the Commitment Parties would not have entered into this Agreement.

Section 8.6                                    No Survival.  All representations, warranties, covenants and agreements made in this Agreement shall not survive the Closing Date except for covenants and agreements that by their terms are to be satisfied after the Closing Date, which covenants and agreements shall survive until satisfied in accordance with their terms.

ARTICLE IX

TERMINATION

Section 9.1                                    Consensual Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by mutual written consent of the Debtors and the Requisite Commitment Parties.

Section 9.2                                    Automatic Termination; Termination by the Commitment Parties.

(a)                                 Notwithstanding anything to the contrary in this Agreement, this Agreement shall terminate automatically without any further action or notice by any Party at 5:00 p.m., New York City time on the fifth (5th) Business Day following the occurrence of any of the following events; provided that, the Requisite Commitment Parties may waive such termination or extend any applicable dates in accordance with Section 10.7:

(i)                                     the Closing Date has not occurred by 11:59 p.m., New York City time on November 30, 2019 (the “Outside Date”);

(ii)                                  the Restructuring Support Agreement is terminated in accordance with its terms (other than any termination pursuant to Section 10(b) or Section 10(c) of the Restructuring Support Agreement);

(iii)                               a Commitment Party exercises its termination rights pursuant to Section 10(b) or Section 10(c) of the Restructuring Support Agreement (a “Partial Noteholder Termination”), provided, that, any such termination of this Agreement on account thereof shall only be effective with respect to such Commitment Party that exercised its termination rights under the Restructuring Support Agreement (the “Terminating Commitment Parties”);

(iv)                              the Company or any of the other Debtors files any motion, application or adversary proceeding (or any of the Company or any of the other Debtors supports any such motion, application, or adversary proceeding filed or commenced by any third party) challenging the validity or enforceability, or seeking avoidance or subordination, of the Prepetition Notes Claims; or

(v)                                 an acceleration of the obligations or termination of commitments under the DIP Facility.

(b)                                 This Agreement may be terminated by the Requisite Commitment Parties, upon written notice to the Company upon the occurrence of any of the following events:

(i)                                     (A) the Company or the other Debtors shall have breached any representation, warranty, covenant or other agreement made by the Company or the other Debtors in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would, individually or in the aggregate, cause a condition set forth in Section 7.1(i) (Representations and Warranties), Section 7.1(j) (Covenants) or Section 7.1(k) (Material Adverse Effect) not to be satisfied, (B) the Commitment Parties shall have delivered written notice of such breach or inaccuracy to the Debtors, (C) notwithstanding anything to the contrary in Section 9.2(b), such breach or inaccuracy is not cured by the Company or the other Debtors by the tenth (10th) Business Day after receipt of such notice and (D) as a result of such failure to cure, any condition set forth in Section 7.1(j) (Representations and Warranties), Section 7.1(k) (Covenants), or Section 7.1(l) (Material Adverse Effect) is not capable of being satisfied; provided, that, this Agreement shall not terminate automatically pursuant to this Section 9.2(b)(i) if the Commitment Parties are then in willful or intentional breach of this Agreement;

(ii)                                  any Law or final and non-appealable Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan, the Rights Offering or the transactions contemplated by this Agreement or the other Transaction Agreements, in each case, on substantially the terms provided for therein, in a way that cannot be remedied in all material respects by the Debtors in a manner reasonably satisfactory to the Requisite Commitment Parties;

(iii)                               the Company or any other Debtor (A)  amends or modifies, or files a pleading seeking authority to amend or modify, the Definitive Documentation in a manner that is materially inconsistent with this Agreement and the Restructuring Support Agreement; (B) suspends or revokes the Transaction Agreements; or (C) publicly announces its intention to take any such action listed in sub-clauses (A) or (B) of this subsection;

(iv)                              any of the Rights Offering Approval Order or Confirmation Order is terminated, reversed, stayed, dismissed, vacated, or reconsidered, or any such Order is modified or amended after entry without the prior written consent of the Requisite Commitment Parties; or

(v)                                 any of the Milestones have not been achieved, extended, or waived within three (3) Business Days after the date of such Milestone as set forth in the Restructuring Support Agreement.

Section 9.3                                    Termination by the Debtors.

This Agreement may be terminated by the Debtors upon written notice to each Commitment Party upon the occurrence of any of the following events, subject to the rights of the Debtors to fully and conditionally waive, in writing, on a prospective or retroactive basis the occurrence of such event:

(a)                                 any Law or final and non-appealable Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the Rights Offering or the transactions contemplated by this Agreement or the other Transaction Agreements, in each case, on substantially the terms provided for therein, in a way that cannot be remedied in all material respects by the Debtors in a manner reasonably satisfactory to the Requisite Commitment Parties;

(b)                                 subject to the right of the Commitment Parties to arrange a Commitment Party Replacement in accordance with Section 2.3(a) (which will be deemed to cure any breach by the replaced Commitment Party pursuant to this subsection (b)), (i) any Commitment Party shall have breached any representation, warranty, covenant or other agreement made by such Commitment Party in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would, individually or in the aggregate, cause a condition set forth in Section 7.3(g) (Representations and Warranties) or Section 7.3(h) (Covenants) not to be satisfied, (ii) the Debtors shall have delivered written notice of such breach or inaccuracy to such Commitment Party, (iii) such breach or inaccuracy is not cured by such Commitment Party by the tenth (10th) Business Day after receipt of such notice and (iv) as a result of such failure to cure, any condition set forth in Section 7.3(g) (Representations and Warranties) or Section 7.3(h) (Covenants) is not capable of being satisfied; provided, that this Agreement shall not terminate automatically pursuant to this Section 9.3(b) if any Debtor is then in willful or intentional breach of this Agreement; or

(c)                                  the Rights Offering Approval Order or Confirmation Order is terminated, reversed, stayed, dismissed, vacated, or reconsidered, or any such Order is modified or amended after entry without the prior acquiescence or written consent (not to be unreasonably withheld, conditioned or delayed) of the Debtors in a manner that prevents or prohibits the consummation of the Restructuring Transactions contemplated in this Agreement or any of the Definitive Documents in a way that cannot be remedied by the Commitment Parties subject to the reasonable satisfaction of the Debtors.

Section 9.4                                    Effect of Termination.

(a)                                 Upon termination of this Agreement pursuant to this Article IX, this Agreement shall forthwith become void and there shall be no further obligations or liabilities on the part of the Parties; provided, that (i) the obligations of the Debtors to pay the Expense Reimbursement pursuant to Article III and to satisfy their indemnification obligations pursuant to Article VIII shall survive the termination of this Agreement and shall remain in full force and effect, in each case, until such obligations have been satisfied, (ii) the provisions set forth in Article VIII, this Section 9.4 and Article X shall survive the termination of this Agreement in accordance with their terms, (iii) pursuant to and in accordance with Sections 2.3(b) and 6.5(b), the obligations of the Commitment Parties to repay the Commitment Payment in the event of termination of this Agreement under the circumstances set forth in Section 2.3 and Section 6.5 shall survive the termination of this Agreement and shall remain in full force and effect until such obligations have been satisfied and (iv) subject to Section 10.11 (Damages), nothing in this Section 9.4 shall relieve any Party from liability for its fraud, gross negligence or any willful or intentional breach of this Agreement.  For purposes of this Agreement, “willful or intentional breach” means a breach of this Agreement that is a consequence of an act undertaken by the breaching Party with the knowledge that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement.

(b)                                 If this Agreement is terminated for any reason other than by the Debtors pursuant to Section 9.3(b), the Commitment Parties shall be entitled to keep the full Commitment Payment.  If this Agreement is terminated by the Debtors pursuant to Section 9.3(b), the Commitment Parties shall be required to, within two (2) Business Days following such proper termination, return the full Commitment Payment to the Company. For the avoidance of doubt, other than the Company’s payment of the Commitment Payment, which has been paid to the Commitment Parties at or prior to the effectiveness of this Agreement, the Commitment Parties shall not and do not have any additional recourse against the Debtors for any obligations or liabilities relating to or arising from this Agreement, except for liability for gross negligence or willful or intentional breach of this Agreement pursuant to Section 9.2(a). For the avoidance of doubt, the automatic stay arising pursuant to section 362 of the Bankruptcy Code shall be deemed waived or modified solely for purposes of providing notice or exercising termination rights hereunder and under the Restructuring Support Agreement and shall not prohibit a party from taking any action necessary to effectuate the termination of this Agreement pursuant to and in accordance with its terms.

ARTICLE X

GENERAL PROVISIONS

Section 10.1                             Notices.  All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as may be specified by like notice):

(a)                                 If to any Debtor:

Weatherford

2000 St. James Place

Houston, Texas 77056

Attn: Christina Ibrahim, EVP, General Counsel & Chief Compliance Officer

Phone: (713) 836-4000

Fax: (713) 836-5032

E-mail: Christina.Ibrahim@Weatherford.com

Attn:      Douglas Johns

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Phone: (212) 906-1200

Fax: (212) 751-4864

Attention:              George Davis (george.davis@lw.com)

Keith Simon (keith.simon@lw.com)

David Hammerman (david.hammerman@lw.com)

Andrew Sorkin (Andrew.sorkin@lw.com)

(b)                                 If to the Commitment Parties:

To each Commitment Party at the addresses or e-mail addresses set forth below the Commitment Party’s signature in its signature page to this Agreement.

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036

Phone: (212) 872-1000

Fax: (212) 872-1002
Attention:              Michael S. Stamer, Esq. (mstamer@akingump.com)

Meredith Lahaie, Esq. (mlahaie@akingump.com)

Stephen B. Kuhn, Esq. (skuhn@akingump.com)

Section 10.2                             Assignment; Third Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the Debtors and the

Requisite Commitment Parties, other than an assignment by a Commitment Party expressly permitted by Section 2.4 and any purported assignment in violation of this Section 10.2 shall be void ab initio.  Except as provided in Article VIII with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person any rights or remedies under this Agreement other than the Parties.  Notwithstanding anything to the contrary herein, each Party hereto recognizes, acknowledges and agrees that this Agreement binds only the desk or business unit that executes this Agreement and shall not be binding on any other desk, business unit or affiliate, unless such desk, business unit or affiliate separately becomes a Party hereto.

Section 10.3                             Prior Negotiations; Entire Agreement.

(a)                                 This Agreement (including the agreements attached as Exhibits to and the documents and instruments referred to in this Agreement) and the Restructuring Support Agreement constitute the entire agreement of the Parties and supersede all prior agreements, arrangements or understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement, except that the Parties hereto acknowledge that any confidentiality agreements heretofore executed among the Parties will each continue in full force and effect.

(b)                                 Notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto) or an affirmative vote to accept the Plan submitted by any Commitment Party, nothing contained in the Plan (including any amendments, supplements or modifications thereto) or Confirmation Order (including any amendments, supplements or modifications thereto) shall alter, amend or modify the rights of the Commitment Parties under this Agreement unless such alteration, amendment or modification has been made in accordance with Section 10.8.

Section 10.4                             Governing Law; Venue.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S CHOICE OF LAW PROVISIONS WHICH WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.  BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREES FOR ITSELF THAT ANY LEGAL ACTION, SUIT, OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER ARISING UNDER, ARISING OUT OF, OR IN CONNECTION WITH THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT, OR PROCEEDING, SHALL BE BROUGHT IN THE BANKRUPTCY COURT, OR IF THE BANKRUPTCY COURT DOES NOT HAVE JURISDICTION TO HEAR SUCH ACTION, SUIT OR PROCEEDING, ANY STATE OR FEDERAL COURT LOCATED IN NEW YORK COUNTY, NEW YORK, AND BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE PARTIES IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH

ACTION OF PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

Section 10.5                             Binding Agreement.  Each party hereto agrees that this Agreement is a binding and enforceable agreement with respect to the subject matter contained herein or therein (including an obligation to negotiate in good faith).

Section 10.6                             Waiver of Jury Trial.  EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE AMONG THE PARTIES UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE.

Section 10.7                             Counterparts.  This Agreement may be executed by facsimile, portable document format (pdf) or other electronic transmission, in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.

Section 10.8                             Waivers and Amendments; Rights Cumulative; Consent. This Agreement may be amended, restated, modified, or changed only by a written instrument signed by the Debtors and the Requisite Commitment Parties (other than a Defaulting Commitment Party); provided that, in addition, each Commitment Party’s prior written consent shall be required for any amendment that would have the effect of:  (a) modifying such Commitment Party’s Commitment Percentage, (b) increasing the Per Note Purchase Price to be paid in respect of the Rights Offering Notes, (c) increasing the Rights Offering Amount without each Commitment Party having the opportunity (but not the obligation) to participate pro rata in such increase; (d) amending any of the following: (i) this Section 10.8 or (ii) the definition of “Requisite Commitment Parties”; or (e) otherwise having a materially adverse and disproportionate effect on such Commitment Party; provided, further, that a written instrument signed by the Debtors and the Requisite Commitment Parties (other than a Defaulting Commitment Party) shall be required to amend, restate, modify or change any provision that gives the Requisite Commitment Parties consent rights with respect to any matter.  The terms and conditions of this Agreement may be waived (i) by the Debtors only by a written instrument executed by the Debtors and (ii) by the Commitment Parties only by a written instrument executed by the Requisite Commitment Parties (provided that each Commitment Party’s prior written consent shall be required for any waiver having the effects referred to in the first proviso of this Section 10.8).  No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.  Except as otherwise provided in this Agreement, the rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any Party otherwise may have at law or in equity.

For the avoidance of doubt, nothing in this Agreement shall affect or otherwise impair the rights, including consent rights, of the Commitment Parties under the Restructuring Support Agreement or any other Definitive Document.

Section 10.9                             Headings.  The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

Section 10.10                      Specific Performance.  The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.  Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.

Section 10.11                      Damages.  Notwithstanding anything to the contrary in this Agreement, none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits.  Notwithstanding anything to the contrary in this Agreement, each Commitment Party agrees that in the event of any breach of this Agreement by a Related Purchaser of such Commitment Party to whom such Commitment Party has Transferred all or a portion of its Rights Offering Backstop Commitment hereunder pursuant to Section 2.4, such Commitment Party and its Related Purchaser will be jointly and severally liable for any damages caused by such breach of this Agreement.

Section 10.12                      No Reliance.  No Commitment Party or any of its Related Parties shall have any duties or obligations to the other Commitment Parties in respect of this Agreement, the Plan or the transactions contemplated hereby or thereby, except those expressly set forth herein.  Without limiting the generality of the foregoing, (a) no Commitment Party or any of its Related Parties shall be subject to any fiduciary or other implied duties to the other Commitment Parties, (b) no Commitment Party or any of its Related Parties shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Commitment Party, (c) no Commitment Party or any of its Related Parties shall have any duty to the other Commitment Parties to obtain, through the exercise of diligence or otherwise, to investigate, confirm, or disclose to the other Commitment Parties any information relating to the Company or any of its Subsidiaries that may have been communicated to or obtained by such Commitment Party or any of its Affiliates in any capacity, (d) no Commitment Party may rely, and each Commitment Party confirms that it has not relied, on any due diligence investigation that any other Commitment Party or any Person acting on behalf of such other Commitment Party may have conducted with respect to the Company or any of its Affiliates or any of their respective securities, and (e) each Commitment Party acknowledges that no other Commitment Party is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Unsubscribed Notes or Commitment Percentage of its Rights Offering Backstop Commitment.

Section 10.13                      Publicity.  At all times prior to the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Debtors and the Commitment Parties shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release) or otherwise making public announcements with respect to the transactions contemplated by this Agreement, it being understood that nothing in this Section 10.13 shall prohibit any Party from filing any motions or other pleadings or documents with the Bankruptcy Court in connection with the Cases. Except as required by applicable Law or as ordered by the Bankruptcy Court or other court of competent jurisdiction, no Party or its advisors shall disclose to any Person (including, for the avoidance of doubt, any other Party) the Commitment Percentage of any Commitment Party set forth on the Commitment Schedule without such Commitment Party’s prior written consent.

Section 10.14                      Settlement Discussions.  This Agreement and the transactions contemplated herein are part of a proposed settlement of a dispute between the Parties.  Nothing herein shall be deemed an admission of any kind.  Pursuant to Section 408 of the U.S. Federal Rules of Evidence and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any Legal Proceeding, except to the extent filed with, or disclosed to, the Bankruptcy Court in connection with the Cases (other than a Legal Proceeding to approve or enforce the terms of this Agreement).

Section 10.15                      No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Parties may be partnerships or limited liability companies, each Party covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Party’s Affiliates, or any of such Party’s Affiliates’ or respective Related Parties in each case other than the Parties to this Agreement and each of their respective successors and permitted assignees under this Agreement, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of any Party under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 10.15 shall relieve or otherwise limit the liability of any Party hereto, any Related Purchaser, or any of their respective successors or permitted assigns for any breach or violation of its obligations under this Agreement or such other documents or instruments.  For the avoidance of doubt, prior to the Effective Date, none of the Parties will have any recourse, be entitled to commence any proceeding or make any claim under this Agreement or in connection with the transactions contemplated hereby except against any of the Parties, any Related Purchaser, or their respective successors and permitted assigns, as applicable.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Parties have duly executed this Agreement as of the date first above written.

WEATHERFORD INTERNATIONAL PLC

By:	/s/ Valentin Muller
Name: Valentin Muller
Title: Vice President

WEATHERFORD INTERNATIONAL LTD

By:	/s/ Mohammed Dadhiwala
Name: Mohammed Dadhiwala
Title: Vice President

WEATHERFORD INTERNATIONAL, LLC

By:	/s/ Christine M. Morrison
Name: Christine M. Morrison
Title: Vice President

[Signature page to Backstop Commitment Agreement]

[Commitment Parties Signatures]

[Signature page to Backstop Commitment Agreement]

Exhibit A

Rights Offering Procedures

See Attached.

WEATHERFORD RIGHTS OFFERING PROCEDURES

Pursuant to the Joint Prepackaged Plan of Reorganization for Weatherford International plc and Its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code (as such plan of reorganization may be amended or modified from time to time, the “Plan”) of Weatherford International plc and its affiliated debtors (the “Debtors”), each Holder of an Allowed Prepetition Notes Claim1 is being granted a subscription right (each, a “Subscription Right”) to purchase its Pro Rata share of New Tranche A Senior Unsecured Notes (the “Offered Securities”) to be issued by Weatherford International, LLC and Weatherford International Ltd., each as reorganized pursuant to the Plan on the Effective Date (collectively, the “Companies”), pursuant to the Plan, as more fully described in these Rights Offering Procedures.  The Allowed Prepetition Notes Claims are claims arising under or based upon the Prepetition Notes.

The offering of the Offered Securities is referred to as the “Rights Offering.”

The Offered Securities are being solicited and will be distributed and issued by the Debtors without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any state or local law requiring registration for offer and sale of a security, in reliance upon the exemption provided in section 1145 of the Bankruptcy Code.

None of the Subscription Rights distributed in connection with these Rights Offering Procedures have been or will be registered under the Securities Act, nor any state or local law requiring registration for offer and sale of a security. To exercise the Subscription Rights, the Holder of the underlying Prepetition Notes must electronically deliver such Prepetition Notes into an account maintained by Prime Clerk LLC, the Subscription Agent for the Rights Offering (the “Subscription Agent”) through the Automated Tender Offer Program (“ATOP”) of the Depository Trust Company (“DTC”), so that they are received by the Subscription Expiration Deadline (as defined below). The Subscription Rights will not be detachable or otherwise transferable separately from the underlying Prepetition Notes. Rather, the Subscription Rights, together with the underlying Prepetition Notes with respect to which such Subscription Rights were allocated, will trade together and will be evidenced by the underlying Prepetition Notes until the Subscription Expiration Deadline, subject to such limitations, if any, that would be applicable to the transferability of the underlying Prepetition Notes; provided, that following the exercise of any Subscription Rights, the Holder thereof shall be prohibited from selling, transferring, assigning, pledging, hypothecating, participating, donating or otherwise encumbering or disposing of, directly or indirectly (including through derivatives, options, swaps, forward sales or other transactions in which any person receives the right to own or acquire any current or future interest in the Subscription Rights, the Allowed Prepetition Notes Claims, the Offered Securities, or the New Tranche A Senior Unsecured Notes) (each of the above, a “Transfer”) the Prepetition Notes corresponding to such Subscription Rights until the termination of the Rights Offering.

1  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

Resale restrictions are discussed in more detail in Section IX of the Disclosure Statement for Joint Prepackaged Plan of Reorganization for Weatherford International plc and Its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code (as such disclosure statement may be amended from time to time, the “Disclosure Statement”), entitled “Exemptions from Securities Act Registration.”

The Rights Offering is being conducted by the Companies in good faith and in compliance with the Bankruptcy Code.  In accordance with section 1125(e) of the Bankruptcy Code, a debtor or any of its agents that participate, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security, offered or sold under the plan of the debtor, of an affiliate participating in a joint plan with the debtor, or of a newly organized debtor under the plan, is not liable, on account of such participation, for violation of any applicable law, rule, or regulation governing the offer, issuance, sale or purchase of securities.

The Rights Offering is not being made into any jurisdiction outside the United States of America and the European Economic Area where it is, or would be, either (i) unlawful or illegal to do so or (ii) such Rights Offering cannot be made unless a prospectus is issued or published (“Restricted Jurisdiction”).

This document is not a prospectus within the meaning of the EU Prospectus Directive (Directive 2003/71/EC), as amended, the EU Prospectus Regulation (Regulation (EU) 2017/1129) or any implementing legislation or rules relating thereto of any member state of the European Economic Area, or elsewhere.  This document has not been approved or reviewed by any competent authority or any regulatory authority of any member state of the European Economic Area. No offer of securities to the public is made or will be made, in any Member State of the European Economic Area or in, or to, any other jurisdiction that requires the publication of a prospectus.

Noteholders and Nominees of Noteholders (each as defined below) should note the following dates and times relating to the Rights Offering:

Date	Calendar Date	Event
Subscription Commencement Date	[ • ], 2019	Commencement of the Rights Offering.

Subscription Expiration Deadline	5:00 p.m. (Prevailing Eastern Time) on [ • ], 2019

The deadline for Noteholders to subscribe for Offered Securities. On or before the Subscription Expiration Deadline, (i) the Subscription Agent must receive a Noteholder’s duly completed and executed Beneficial Holder Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable), and (ii) the bank, broker, or other financial institution holding the Prepetition Notes in “street name” for the Noteholder at DTC (each, a “Nominee”) must deliver the Prepetition Notes into the appropriate “envelope” on DTC’s ATOP platform.. Prepetition Notes delivered into ATOP will be frozen and may not thereafter be transferred.

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Noteholders who are not Backstop Parties must deliver the Purchase Price (as defined below) by the Subscription Expiration Deadline.

All Noteholders must confirm that they are not located in a Restricted Jurisdiction. Noteholders who are located in the European Economic Area must confirm that they are “qualified investors”.

Noteholders who are Backstop Parties must deliver the Purchase Price no later than the Backstop Funding Deadline (as defined below).

To Noteholders and Nominees of Noteholders:

On June 28, 2019, the Debtors filed the Plan and the Disclosure Statement. Pursuant to the Plan, each Holder of an Allowed Prepetition Notes Claim from the Subscription Commencement Date to the Subscription Expiration Deadline (each such Holder, a “Noteholder”) has the right to participate in the Rights Offering in accordance with the terms and conditions of the Plan and these Rights Offering Procedures.

Pursuant to the Plan and these Rights Offering Procedures, each Noteholder will be allocated Subscription Rights to subscribe for its Pro Rata share of Offered Securities, and may irrevocably exercise such Subscription Rights by (x) timely and properly executing and delivering its Beneficial Holder Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable), the form of which is attached to these Rights Offering Procedures as Annex 1 (the “Beneficial Holder Subscription Form”) to the Subscription Agent, (y) having its Prepetition Notes delivered into the appropriate “envelope” on DTC’s ATOP platform, and (z) funding in cash the aggregate purchase price (the “Purchase Price”) for its Subscribed Securities (as defined below) in accordance with the instructions provided herein.  Please note that all Beneficial Holder Subscription Forms (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) must be returned to the Subscription Agent prior to the Subscription Expiration Deadline.  In addition, Beneficial Holders must direct their Nominees to submit the necessary instructions into ATOP and receive the corresponding ATOP confirmation number (also known as a “voluntary offering instruction” or “VOI”) on or before the Subscription Expiration Deadline.  Therefore, Beneficial Holders should allocate sufficient time to coordinate with their Nominee on the submission of the appropriate instructions into ATOP and the delivery of Beneficial Holder Subscription Forms (with accompanying IRS Forms) to the Subscription Agent.

Noteholders who are located in the European Economic Area must confirm that they are “qualified investors” within the meaning of Article 2 (1) (e) of the EU Prospectus Directive (Directive 2003/71/EC), as amended and Article 2 (e) of the EU Prospectus Regulation (Regulation (EU) 2017/1129). Otherwise such Noteholders will not be entitled to participate in the Rights Offering unless the issuer is satisfied that there would be no obligation on its part to publish or issue a prospectus. Noteholders located in a Restricted Jurisdiction will not be entitled to participate in the Rights Offering.

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As part of the exercise process, following exercise of Subscription Rights, the underlying Prepetition Notes held through DTC will be frozen from trading, as described below.  All Beneficial Holder Subscription Forms and/or other instructions required by the Nominee must be returned to the applicable Nominee in sufficient time to allow such Nominee to process and deliver the applicable underlying Prepetition Notes through ATOP.  By instructing its Nominee to submit the underlying Prepetition Notes through ATOP, the Holder is (i) authorizing its Nominee to irrevocably exercise Subscription Rights associated with the amount of Prepetition Notes as to which the instruction pertains; and (ii) certifying that it understands that, once submitted, the underlying Prepetition Notes will be frozen from trading until the Effective Date or the termination of the Rights Offering.  Beneficial Holders that participate in the Rights Offering shall be prohibited from transferring the underlying Prepetition Notes, and the Prepetition Notes Indenture Trustee shall be prohibited from effectuating any such requested transfers.  If the Rights Offering is not terminated, on the Effective Date (a) the underlying Prepetition Notes will be cancelled pursuant to the Plan; (b) the Holder will receive any Subscribed Securities (as defined below) and (c) the Holder will additionally receive other recoveries distributed to its applicable Class(es) pursuant to the Plan.

If a Noteholder holds Prepetition Notes underlying the Subscription Rights that it wishes to exercise through multiple Nominees, it must complete, execute and deliver a separate Beneficial Holder Subscription Form with respect to each such Nominee.

The amount of time necessary for a Nominee to process and deliver the applicable Prepetition Notes through ATOP may vary. Holders are urged to consult with their Nominees to determine the necessary deadline to return their Beneficial Holder Subscription Forms to their Nominee, which may be earlier than the Subscription Expiration Deadline, as well as any other steps required by such Nominee, which may vary from Nominee to Nominee.  Failure to submit such Beneficial Holder Subscription Form (or other instructions required by the Nominee) on a timely basis will result in forfeiture of a Noteholder’s Subscription Rights. None of the Debtors, the Subscription Agent or any of the Backstop Parties will have any liability for any such failure.

No Noteholder shall be entitled to participate in the Rights Offering unless cash in an amount equal to the Purchase Price of its Subscribed Securities, calculated in accordance with its Beneficial Holder Subscription Form, is received by the Subscription Agent (i) in the case of a Noteholder that is not a Backstop Party, on or before the Subscription Expiration Deadline and (ii) in the case of a Noteholder that is a Backstop Party, no later than the Backstop Funding Deadline, provided that the Backstop Parties may deposit their Purchase Price in the Escrow Account (as defined in the Backstop Commitment Agreement), in accordance with the terms of the Backstop Commitment Agreement. If the Rights Offering is terminated for any reason, the Purchase Price previously received by the Subscription Agent will be returned to the applicable Noteholders as provided in Section 7 hereof and the deposited Prepetition Notes will be released by the Subscription Agent. No interest will be paid on any advanced funding of the Purchase Price or on any returned Purchase Price.

Before electing to participate in the Rights Offering, all Noteholders should review the Disclosure Statement (including the risk factors described in the section entitled “Plan-Related Risk Factors”) and the Plan, and, in each case, any amendments, supplements or other modifications thereto, in addition to these Rights Offering Procedures and the instructions contained in the Beneficial Holder Subscription Form.  A copy of the Disclosure Statement is

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available from the Subscription Agent and on the Debtors’ restructuring website at http://www.primeclerk.com/Weatherford.

In order to participate in the Rights Offering, you must complete all the steps outlined below. If all of the steps outlined below are not completed by the Subscription Expiration Deadline, you shall be deemed to have forever and irrevocably relinquished and waived your right to participate in the Rights Offering.

1.                                      Participation in the Rights Offering

Noteholders have the right, but not the obligation, to participate in the Rights Offering.

Subject to the terms and conditions set forth in the Plan and these Rights Offering Procedures, each Noteholder is entitled to subscribe for up to its Pro Rata share of Offered Securities at the Purchase Price.

SUBJECT TO THE TERMS AND CONDITIONS OF THE PLAN AND THESE RIGHTS OFFERING PROCEDURES, ALL SUBSCRIPTIONS SET FORTH IN THE BENEFICIAL HOLDER SUBSCRIPTION FORM ARE IRREVOCABLE.

2.                                      Subscription Period

The Rights Offering will commence on the Subscription Commencement Date and will expire on the Subscription Expiration Deadline.  Each Noteholder intending to purchase Offered Securities in the Rights Offering must affirmatively elect to exercise its Subscription Rights in the manner set forth in the Rights Offering Instructions (consistent herewith, including as described in Section 5 hereof) on or prior to the Subscription Expiration Deadline and must pay for any exercised Subscription Rights by the applicable deadline.

Any exercise (including payment by any Noteholder that is not a Backstop Party) of Subscription Rights after the Subscription Expiration Deadline will not be allowed and any purported exercise received by the Subscription Agent after the Subscription Expiration Deadline, regardless of when the documents or payment relating to such exercise were sent, will not be honored.

The Subscription Expiration Deadline may be extended by the Debtors with the consent of the Required Consenting Noteholders or as required by law.  Any such extension will be followed by a public announcement thereof no later than 9:00 a.m. (Prevailing Eastern Time) on the next Business Day after the previously scheduled Subscription Expiration Deadline.

3.                                      Delivery of the Beneficial Holder Subscription Form

Each Noteholder may exercise all or any portion of such Noteholder’s Subscription Rights, but subject to the terms and conditions of the Plan and these Rights Offering Procedures, the exercise of any Subscription Rights will be irrevocable.  In order to facilitate the exercise of the Subscription Rights, beginning on the Subscription Commencement Date, the Subscription Agent will furnish, or cause to be furnished, to each Noteholder or its Nominee, as applicable, the Beneficial Holder Subscription Form, together with appropriate instructions for the proper completion and due execution by, and timely delivery by or on behalf of, the Noteholder of the

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Beneficial Holder Subscription Form and the payment of the Purchase Price for that amount of Offered Securities set forth in Item 2 of such Noteholder’s Beneficial Holder Subscription Form (the “Subscribed Securities”).  To effectuate delivery of the aforementioned documents, the Subscription Agent is authorized to rely on (i) information or registers provided by the Prepetition Notes Indenture Trustee and (ii) securities position reports requested and obtained from DTC for purposes of distribution.  In addition, appropriate service of the aforementioned documents will be deemed completed by the Subscription Agent upon delivery of such documents to DTC and the applicable Nominees (or such Nominees’ agents); provided, however, that the Subscription Agent will instruct such Nominees (or their agents) to immediately distribute such documents to the underlying Noteholders in accordance with their customary procedures.

4.                                      Exercise of Subscription Rights

(a)                                             In order to validly exercise Subscription Rights, each Noteholder that is not a Backstop Party must:

(i)                                     instruct its Nominees to electronically deliver the Prepetition Notes underlying the Subscription Rights that are being exercised through ATOP such that they are received by the Subscription Expiration Deadline;

(ii)                                  return a duly completed and executed Beneficial Holder Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) to the Subscription Agent (or its Nominee if otherwise directed by its Nominee) so that such documents are actually received by the Subscription Agent on or before the Subscription Expiration Deadline; and

(iii)                               no later than the Subscription Expiration Deadline, pay the Purchase Price for all Subscribed Securities to the Subscription Agent by wire transfer of immediately available funds in accordance with the instructions included in Item 4 of the Beneficial Holder Subscription Form.

(b)                                             In order to validly exercise Subscription Rights, each Noteholder that is a Backstop Party must:

(i)                                     instruct its Nominees to electronically deliver the Prepetition Notes underlying the Subscription Rights that are being exercised through ATOP, such that they are received by the Subscription Expiration Deadline;

(ii)                                  return a duly completed and executed Beneficial Holder Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) to the Subscription Agent or its Nominee (as directed by its Nominee), so that such documents are actually received by the Subscription Agent on or before the Subscription Expiration Deadline; and

(iii)                               no later than the deadline specified in the Funding Notice (as defined in the Backstop Commitment Agreement) (such deadline, the “Backstop Funding Deadline”), pay the Purchase Price for all Subscribed Securities to the Subscription Agent or to the Escrow Account established and maintained by a third party satisfactory to the Backstop Parties and the Companies by wire transfer of

6

immediately available funds in accordance with the instructions included in the Funding Notice.

(c)                                              With respect to 5(a) and 5(b) above, a Noteholder that holds Allowed Prepetition Notes Claims through a Nominee must duly complete, execute and return its Beneficial Holder Subscription Form in accordance with the instructions herein directly to its Nominee (or as otherwise directed by its Nominee) in sufficient time to allow its Nominee to process its instructions and deliver to the Subscription Agent its completed Beneficial Holder Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) on or before the Subscription Expiration Deadline. Noteholders that are Backstop Parties must deliver their payment of the Purchase Price for their Subscribed Securities directly to the Subscription Agent or to the Escrow Account, as applicable, and in accordance with the instructions in the Funding Notice no later than Backstop Funding Deadline.

(d)                                             Any Noteholder that is not a Backstop Party and that does not hold an Allowed Prepetition Notes Claim through a Nominee must deliver their completed Beneficial Holder Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) and payment directly to the Subscription Agent on or before the Subscription Expiration Deadline.

(e)                                              Noteholders who are located in the European Economic Area must confirm and certify that they are “qualified investors” within the meaning of Article 2(1)(e) of the EU Prospectus Directive (Directive 2003/71/(EC), as amended and Article 2 (e) of the EU Prospectus Regulation (Regulation (EU) 2017/1129). All Noteholders located outside the United States of America and the European Economic Area must confirm that they are not located in a Restricted Jurisdiction.

(f)                                               In the event that funds received by the Subscription Agent in payment for such Noteholder’s Subscribed Securities are less than the Purchase Price for the Subscribed Securities of such Noteholder, the amount of Subscribed Securities deemed to be purchased by the Noteholder will be equal to the quotient of (i) the amount of such funds received and (ii) the Purchase Price, up to such Noteholder’s Pro Rata share of Offered Securities.  For the avoidance of doubt, the principal amount(s) of underlying Prepetition Notes held by a Noteholder that is electronically delivered through ATOP will control, regardless of the principal amount(s) reflected on the Beneficial Holder Subscription Form, for purposes of making any Subscription Rights calculations or otherwise.

(g)                                              The payments of cash made in accordance with the Rights Offering will be deposited and held by the Subscription Agent in a segregated bank account established by the Subscription Agent for this purpose, until disbursed to the Companies in connection with the settlement of the Rights Offering on the Effective Date or returned to subscribing Noteholders as provided in Section 7.  The Subscription Agent may not use such funds for any other purpose prior to such Effective Date and may not encumber or permit such funds to be encumbered with any lien or similar encumbrance. Such funds held in the segregated bank account or otherwise by the Subscription Agent shall not be deemed part of the Debtors’ bankruptcy estate.

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5.                                      Transfer Restriction; Revocation

(a)                                             The Subscription Rights will not be detachable or otherwise transferable separately from the Prepetition Notes. If any Subscription Rights are transferred by a Noteholder in contravention of the foregoing, the Subscription Rights will be cancelled, and neither such Noteholder nor the purported transferee will receive any Offered Securities otherwise purchasable on account of such transferred Subscription Rights.

(b)                                             The Subscription Rights together with the underlying Prepetition Notes with respect to which such Subscription Rights were allocated, will trade together as a unit, subject to such limitations, if any, that would be applicable to the transferability of the underlying Prepetition Notes.

(c)                                              Once a Noteholder has properly exercised its Subscription Rights, subject to the terms and conditions contained in these Rights Offering Procedures and the Backstop Commitment Agreement in the case of any Backstop Party, such exercise will be irrevocable. Moreover, following the exercise of any Subscription Rights, the Holder thereof shall be prohibited from transferring or assigning the Prepetition Notes, as applicable, corresponding to such Subscription Rights until the termination of the Rights Offering.

6.                                      Termination/Return of Payment

Unless the Effective Date has occurred, the Rights Offering will be deemed automatically terminated without any action of any party upon the earlier of (i) revocation of the Plan or rejection of the Plan by all classes entitled to vote, (ii) termination of the Restructuring Support Agreement in accordance with its terms (other than termination on and as a result of the occurrence of the Effective Date), (iii) termination of the Backstop Commitment Agreement in accordance with its terms, and (iv) November 30, 2019, if the closing of the Rights Offering has not occurred on or prior to that date, which may be extended by the Debtors with the consent of the Required Consenting Noteholders.  If the Rights Offering is terminated, any cash paid to the Subscription Agent will be returned, without interest, and all deposited Prepetition Notes shall be released by the Subscription Agent, to the applicable Noteholder as soon as reasonably practicable thereafter, but in any event within six (6) Business Days after the date on which the Rights Offering is terminated.

7.                                      Settlement of the Rights Offering and Distribution of the Subscribed Securities

The settlement of the Rights Offering is conditioned on confirmation of the Plan by the Bankruptcy Court, compliance by the Debtors with these Rights Offering Procedures, satisfaction of the conditions precedent set forth in the Backstop Commitment Agreement and the occurrence of the Effective Date. The Debtors intend that the Subscribed Securities will be issued in book-entry form in accordance with the practices and procedures of DTC, and that DTC, or its nominee, will be the holder of record of such Subscribed Securities.  The Companies will cause the Subscribed Securities to be credited to the accounts at DTC through which the respective Noteholders or Nominees, as applicable, held the Prepetition Notes underlying the applicable Allowed Prepetition Notes Claims (as evidenced by the Noteholder’s ATOP submission), and, for Prepetition Notes held through Nominees, the Nominees will arrange for the credit of the Subscribed Securities to the individual accounts of the applicable Noteholders.

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If for any reason the Subscribed Securities cannot be issued in book-entry form in accordance with the practices and procedures of DTC, the Subscribed Securities will be issued directly to the subscribing Noteholders, subject to the terms of the Plan and applicable law, including compliance with section 1145 of the Bankruptcy Code.  After the initial issuance of the Subscribed Securities, however, Noteholders may freely transfer such Subscribed Securities in accordance with the procedures of [•], the indenture trustee for the New Tranche A Senior Unsecured Notes (the “Tranche A Notes Trustee”), subject to any applicable transfer restrictions under applicable law.

8.                                      Fractional Rights; Minimum Denominations

No fractional Subscription Rights will be issued in the Rights Offering. All security allocations (including each Noteholder’s Subscribed Securities) will be calculated and rounded down to the nearest minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof. No compensation shall be paid, whether in cash or otherwise, in respect of any rounded-down amounts.

9.                                      Validity of Exercise of Subscription Rights

All questions concerning the timeliness, viability, form, and eligibility of any exercise of Subscription Rights (including each Noteholder’s Subscribed Securities) will be determined in good faith by the Debtors in consultation with the Required Consenting Noteholders and, if necessary, subject to a final and binding determination by the Bankruptcy Court.  The Debtors, with the consent of the Required Consenting Noteholders, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as they may determine in good faith, or reject the purported exercise of any Subscription Rights.  Beneficial Holder Subscription Forms will be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as the Debtors determine in good faith and with the consent of the Required Consenting Noteholders.  In addition, the Debtors, with the consent of the Required Consenting Noteholders, may permit any such defect or irregularity to be cured within such time as they may determine in good faith to be appropriate.

For the avoidance of doubt and notwithstanding the above, the Debtors and their agents are not required to inform parties of any defect or irregularity with their submission of documents or payments and may reject such submissions without previously notifying the party prior to such rejection. Additionally, each such irregularity or defect if reviewed, will be done so on an individual submission basis.

Before exercising any Subscription Rights, Noteholders should read the Disclosure Statement and the Plan for information relating to the Debtors and risk factors to be considered.

10.                               Modification of Procedures

The Debtors reserve the right, with the consent of the Required Consenting Noteholders, to modify or adopt additional procedures consistent with the provisions of these Rights Offering Procedures to effectuate the Rights Offering and to issue the Subscribed Securities; provided, however, that the Debtors shall provide prompt written notice to each Noteholder (which may be through such Noteholder’s applicable Nominee) of any material modification to these Rights

9

Offering Procedures made after the commencement of the Rights Offering, which such notice may be provided through posting such notice on the Subscription Agent’s website at https://cases.primeclerk.com/weatherford.  In so doing, the Debtors, with the consent of the Required Consenting Noteholders, may execute and enter into agreements and take further action that the Debtors determine in good faith are necessary and appropriate to effect and implement the Rights Offering and the issuance of the Subscribed Securities.

11.                               DTC

Some or all of the Prepetition Notes are held in book-entry form in accordance with the practices and procedures of the DTC. The Debtors intend to comply with the practices and procedures of DTC for the purpose of conducting the Rights Offering, and, subject to compliance with Section 11 hereof, these Rights Offering Procedures will be deemed appropriately modified to achieve such compliance.

Without limiting the foregoing, the Companies intend that, to the extent practicable, the Offered Securities will be issued in book entry form, and that DTC, or its nominee, will be the holder of record of such Offered Securities. The ownership interest of each Holder of such Offered Securities, and transfers of ownership interests therein, is expected to be recorded on the records of the direct and indirect participants in DTC. It is expected that all Subscribed Securities will be allocated to exercising Noteholders through DTC on or as soon as practicable after the Effective Date. To the extent the Offered Securities are not eligible to be held through DTC, the Offered Securities allocated to Noteholders shall be reflected on the records of the Debtors or the Tranche A Notes Trustee (as applicable) based on the information provided in Item 6 on the Beneficial Holder Subscription Form.

12.                               Inquiries and Transmittal of Documents; Subscription Agent

The Rights Offering Instructions should be carefully read and strictly followed.

Questions relating to the Rights Offering should be directed to the Subscription Agent at the following phone number or email address: +1 (844) 233-5155 (domestic toll-free) or +1 (917) 942-6392 (for international calls) or weatherfordsubscription@primeclerk.com.  To obtain copies of the documents, please visit https://cases.primeclerk.com/weatherford.

The risk of non-delivery of all documents and payments to the Subscription Agent and any Nominee is on the Noteholder electing to exercise its Subscription Rights and not the Debtors or the Subscription Agent.

Nominees (or Noteholders that are instructed by their Nominees to return the Beneficial Holder Subscription Form directly to the Subscription Agent) must return the Beneficial Holder Subscription Form and the appropriate IRS tax form by no later than the Subscription Expiration Deadline to the following:

Weatherford Rights Offering

c/o Prime Clerk LLC

One Grand Central Place

60 East 42nd Street, Suite 1440

New York, NY 10165

Email: weatherfordsubscription@primeclerk.com

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All documents relating to the Rights Offering are available from the Subscription Agent at this address.  In addition, these documents, together with all filing made with the Court by the Debtors, are available free of charge from the Debtors’ restructuring website at http://www.primeclerk.com/Weatherford.

Only choose one method of return.  If you choose to return the applicable documents via email, do not follow up with hard copies.

13.                               Backstop Commitment Agreement

The Debtors are party to that certain Backstop Commitment Agreement (the “Backstop Commitment Agreement”) dated July 1, 2019 with the Backstop Parties. In the event of any conflict between these Rights Offering Procedures and the terms of the Backstop Commitment Agreement, the terms of the Backstop Commitment Agreement will control.

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Exhibit B

New Tranche A Senior Unsecured Notes Term Sheet

See Attached.

WEATHERFORD RIGHTS OFFERING INSTRUCTIONS

Terms used and not defined herein shall have the meaning assigned to them in the Plan.

To elect to participate in the Rights Offering, you must follow the instructions set out below:

1.                                      Insert the principal amount of your Prepetition Notes that you hold in Item 1 of your Beneficial Holder Subscription Form.  If your Nominee holds the Prepetition Notes issued by the Debtors on your behalf and you do not know the principal amount, please contact your Nominee immediately.  Please note that the principal amount of your Prepetition Notes electronically delivered by your Nominee through ATOP will control for all purposes to the extent of any discrepancies.

2.                                      Complete the calculation in Item 1a-1m of your Beneficial Holder Subscription Form, which calculates your Maximum Participation Amount (i.e., the maximum amount of Offered Securities you are entitled to purchase in the Rights Offering). Such amount must be rounded down to the nearest $1,000 increment.

3.                                      Complete the calculation in Item 2a-2m of your Beneficial Holder Subscription Form, which calculates the Purchase Price for the amount of Offered Securities which you elect to purchase. If you do not wish to purchase all of the Offered Securities to which you are entitled, you must provide instructions to your Nominee to submit ONLY the relevant portion of your Prepetition Notes into the ATOP system (as reflected in Item 5 of your Beneficial Holder Subscription Form). For example, if you only wish to subscribe for 50% of your Offered Securities, then submit, or request that your Nominee submit, only 50% of your Prepetition Notes through ATOP.  Beneficial Holders will be prohibited from trading only the portion of their underlying Prepetition Notes on account of which they wish to subscribe.

4.                                      Read Item 4 of your Beneficial Holder Subscription Form.

5.                                      Read, complete and sign the certification in Item 5 of your Beneficial Holder Subscription Form and all other requested information in the remaining items.

6.                                      Read, complete and sign an IRS Form W-9 if you are a U.S. person. If you are a non-U.S. person, read, complete and sign an appropriate IRS Form IRS Form W-8. These forms may be obtained from the IRS at its website: www.irs.gov.

7.                                      Instruct your Nominee to electronically deliver via ATOP your Prepetition Notes to the Subscription Agent by the Subscription Expiration Deadline.

8.                                      Return your signed Beneficial Holder Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) to the Subscription Agent prior to the Subscription Expiration Deadline or to your Nominee in sufficient time to allow your Nominee to process your instructions and prepare and deliver your Beneficial Holder Subscription Form to the Subscription Agent (or otherwise follow the instructions of your Nominee) prior to the Subscription Expiration Deadline.

9.                                      Arrange for full payment of the Purchase Price in immediately available funds, calculated in accordance with Item 2 of your Beneficial Holder Subscription Form. A Noteholder who is not a Backstop Party should follow the payment instructions as provided in Item 4 of the Beneficial Holder Subscription Form. Any Backstop Party should follow the payment instructions that will be provided in the Funding Notice, except to the extent of any Purchase Price previously paid by such Backstop Party to the Subscription Agent or the Escrow Account in accordance with the terms of the Backstop Commitment Agreement.

10.                               For Backstop Parties ONLY, confirm that you are a Backstop Party by checking the appropriate box in Item 5 of your Beneficial Holder Subscription Form, so that the Nominee will receive confirmation that payment does not have to be made prior to the Subscription Expiration Deadline. (This instruction is only for Backstop Parties).

The Subscription Expiration Deadline is 5:00 p.m. (Prevailing Eastern Time) on [ • ], 2019.

Beneficial Holder Subscription Forms (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) must be received by the Subscription Agent and the underlying Prepetition Notes must be delivered into ATOP by the Subscription Expiration Deadline or the subscription represented by your Beneficial Holder Subscription Form will not be recognized, and the associated Subscription Rights will be deemed forever relinquished and waived.

If you hold your Prepetition Notes through a Nominee, please note that, unless otherwise directed by your Nominee, the Beneficial Holder Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) must be received by your Nominee in sufficient time to allow such Nominee to process and deliver your underlying Prepetition Notes through ATOP to the Subscription Agent by the Subscription Expiration Deadline or the subscription represented by your Beneficial Holder Subscription Form will not be recognized, and the associated Subscription Rights will be deemed forever relinquished and waived

Further, the full payment of the Purchase Price by Noteholders who are not Backstop Parties must be received by the Subscription Agent by the Subscription Expiration Deadline or the subscription represented by your Beneficial Holder Subscription Form will not be recognized, and the associated Subscription Rights will be deemed forever relinquished and waived.

Noteholders that are Backstop Parties must deliver the Purchase Price for their Subscribed Securities directly to the Subscription Agent or to the Escrow Account, as applicable, pursuant to the Funding Notice (except to the extent of any funding amounts previously provided by any such Noteholders to the Subscription Agent or the Escrow Account in accordance with the terms of the Backstop Commitment Agreement) no later than the Backstop Funding Deadline.

Questions relating to the Rights Offering should be directed to the Subscription Agent at the following phone number or email address: +1 (844) 233-5155 (domestic toll-free) or +1 (917) 942-6392 (for international calls) or weatherfordsubscription@primeclerk.com.  To obtain copies of the documents, please visit https://cases.primeclerk.com/weatherford.

2

Nominees (or Noteholders that are instructed by their Nominees to return the Beneficial Holder Subscription Form directly to the Subscription Agent) must return the Beneficial Holder Subscription Form and the appropriate IRS tax form by no later than the Subscription Expiration Deadline to the following:

Weatherford Rights Offering

c/o Prime Clerk LLC

One Grand Central Place

60 East 42nd Street, Suite 1440

New York, NY 10165

Email: weatherfordsubscription@primeclerk.com

Only choose one method of return.  If you choose to return the applicable documents via email, do not follow up with hard copies.

3

Annex 1

Beneficial Holder Subscription Form

WEATHERFORD RIGHTS OFFERING

BENEFICIAL HOLDER SUBSCRIPTION FORM

FOR USE BY NOTEHOLDERS IN CONNECTION WITH THE DEBTORS’

PROPOSED CONFIRMATION OF THE PLAN AND THE RELATED

DISCLOSURE STATEMENT DATED June 28, 2019

SUBSCRIPTION EXPIRATION DEADLINE

The Subscription Expiration Deadline is 5:00 p.m. (Prevailing Eastern Time) on [ • ], 2019.

Backstop Parties must deliver the appropriate funding amounts directly to the Subscription Agent or the Escrow Account, as applicable (except to the extent of any funding amounts previously provided by any such Backstop Party to the Subscription Agent or the Escrow Account in accordance with the terms of the Backstop Commitment Agreement), no later than the deadline specified in the Funding Notice (the “Backstop Funding Deadline”).

If you hold your Prepetition Notes through a Nominee, your duly completed and executed Beneficial Holder Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) must be received by your Nominee (or as otherwise directed by your Nominee) in sufficient time to allow such Nominee to deliver your underlying Prepetition Notes through ATOP and your Beneficial Holder Subscription Form to the Subscription Agent by the Subscription Expiration Deadline or the subscription represented by your Beneficial Holder Subscription Form will not be recognized and will be deemed forever relinquished and waived.

Further, you must complete (or otherwise coordinate for the completion of) a wire transfer of the Purchase Price to the Subscription Agent in accordance with the wire instructions by the Subscription Expiration Deadline, or in accordance with the Funding Notice if you are a Backstop Party, or the subscription represented by your Beneficial Holder Subscription Form will not be recognized and will be deemed forever relinquished and waived.

The Offered Securities are being solicited under and will be distributed and issued by the Debtors without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided in section 1145 of the Bankruptcy Code.  None of the Offered Securities have been registered under the Securities Act, nor any state or local law requiring registration for offer or sale of a security.  No offer of securities to the public is being made, or will be made, in any Member State of the European Economic Area that requires the publication of a prospectus or in, or to, any Restricted Jurisdiction.

Please consult the Plan and the Rights Offering Procedures for additional information with respect to this Beneficial Holder Subscription Form.  Any terms capitalized but not defined herein shall have the meaning as set forth in the Plan.

Each Noteholder is entitled to subscribe for its Pro Rata share of Offered Securities. The maximum amount of Offered Securities for which a Noteholder is entitled to subscribe (calculated based on the principal amount of underlying Prepetition Notes electronically delivered via ATOP) is referred to as the “Maximum Participation Amount.”

To subscribe, fill out all Items below (unless marked as optional).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

2

Item 1. Amount of Prepetition Notes and Calculation of Maximum Amount of Offered Securities

The undersigned Noteholder certifies that it is a beneficial Holder of Prepetition Notes in the following principal amount and that the person executing this form is an authorized signatory of that beneficial Holder. For purposes of this Beneficial Holder Subscription Form, do not adjust the principal (face) amount for any accrued or unmatured interest.  The amounts below must correspond to the principal amounts of Prepetition Notes that your Nominee electronically delivers via ATOP.  If there is a discrepancy between Item 1 and the amount delivered via ATOP, the amount submitted through ATOP shall control. (If a Nominee holds your Prepetition Notes on your behalf and you do not know the principal amount, please contact your Nominee immediately).   The undersigned Noteholder also certifies that (i) in the event it is located in the European Economic Area, it is a “qualified investor” and that (ii) it is not otherwise located in a Restricted Jurisdiction.

IMPORTANT NOTE:  IF YOU HOLD YOUR NOTES THROUGH MORE THAN ONE NOMINEE, YOU MUST COMPLETE AND RETURN A SEPARATE BENEFICIAL HOLDER SUBSCRIPTION FORM TO EACH APPLICABLE NOMINEE.  YOU MAY NOT AGGREGATE POSITIONS HELD BY DIFFERENT NOMINEES ON A SINGLE BENEFICIAL HOLDER SUBSCRIPTION FORM.

[Insert principal amount of Prepetition Notes electronically delivered through ATOP and calculate Maximum Amount of Offered Securities for each CUSIP held]

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If you own the following Prepetition Notes:	CUSIP/ISIN	Principal Amount delivered via ATOP or reflected on the Prepetition Notes Indenture Trustee’s register		Rights Factor		The Maximum Amount of Offered Securities is:
5.125% senior unsecured notes due 2020, issued by Weatherford International Ltd.	[ • ] / [ • ][2]	$	x	[Factor]	=	Item 1a (Round down to the nearest $1,000 increment)
7.750% senior unsecured notes due 2021, issued by Weatherford International Ltd.	[ • ] / [ • ]	$	x	[Factor]	=	Item 1b (Round down to the nearest $1,000 increment)

2  Trustee to provide CUSIPs

4

If you own the following Prepetition Notes:	CUSIP/ISIN	Principal Amount delivered via ATOP or reflected on the Prepetition Notes Indenture Trustee’s register		Rights Factor		The Maximum Amount of Offered Securities is:
5.875% exchangeable senior unsecured notes due 2021, issued by Weatherford International Ltd.	[ • ] / [ • ]	$	x	[Factor]	=	Item 1c (Round down to the nearest $1,000 increment)
4.500% senior unsecured notes due 2022, issued by Weatherford International Ltd.	[ • ] / [ • ]	$	x	[Factor]	=	Item 1d (Round down to the nearest $1,000 increment)
8.250% senior unsecured notes due 2023, issued by Weatherford International Ltd.	[ • ] / [ • ]	$	x	[Factor]	=	Item 1e (Round down to the nearest $1,000 increment)

5

If you own the following Prepetition Notes:	CUSIP/ISIN	Principal Amount delivered via ATOP or reflected on the Prepetition Notes Indenture Trustee’s register		Rights Factor		The Maximum Amount of Offered Securities is:
9.875% senior unsecured notes due 2024, issued by Weatherford International Ltd.	[ • ] / [ • ]	$	x	[Factor]	=	Item 1f (Round down to the nearest $1,000 increment)
6.500% senior unsecured notes due 2036, issued by Weatherford International Ltd.	[ • ] / [ • ]	$	x	[Factor]	=	Item 1g (Round down to the nearest $1,000 increment)
7.000% senior unsecured notes due 2038, issued by Weatherford International Ltd.	[ • ] / [ • ]	$	x	[Factor]	=	Item 1h (Round down to the nearest $1,000 increment)

6

If you own the following Prepetition Notes:	CUSIP/ISIN	Principal Amount delivered via ATOP or reflected on the Prepetition Notes Indenture Trustee’s register		Rights Factor		The Maximum Amount of Offered Securities is:
9.875% senior unsecured notes due 2039, issued by Weatherford International Ltd.	[ • ] / [ • ]	$	x	[Factor]	=	Item 1i (Round down to the nearest $1,000 increment)
6.750% senior unsecured notes due 2040, issued by Weatherford International Ltd.	[ • ] / [ • ]	$	x	[Factor]	=	Item 1j (Round down to the nearest $1,000 increment)
5.950% senior unsecured notes due 2042, issued by Weatherford International Ltd.	[ • ] / [ • ]	$	x	[Factor]	=	Item 1k (Round down to the nearest $1,000 increment)

7

If you own the following Prepetition Notes:	CUSIP/ISIN	Principal Amount delivered via ATOP or reflected on the Prepetition Notes Indenture Trustee’s register		Rights Factor		The Maximum Amount of Offered Securities is:
9.875% senior unsecured notes due 2025, issued by Weatherford International, LLC	[ • ] / [ • ]	$	x	[Factor]	=	Item 1l (Round down to the nearest $1,000 increment)
6.800% senior unsecured notes due 2037, issued by Weatherford International, LLC	[ • ] / [ • ]	$	x	[Factor]	=	Item 1m (Round down to the nearest $1,000 increment)
Total Maximum Participation Amount (Total of Items 1a-1m):

8

Item 2. Purchase Price for Offered Securities

By filling in the following blanks, you are subscribing for the amount of Offered Securities specified below (specify an amount of Offered Securities, which is not greater than the Maximum Participation Amount calculated in Item 1 above), on the terms and subject to the conditions set forth in the Plan and the Rights Offering Procedures.

2a	(Insert amount of Offered Securities you elect to purchase — not to exceed the amount in Item 1a calculated in Item 1 above)	x	$[1,000] (Per $1,000 principal amount of Offered Securities)	=	$ Item 2a — Purchase Price

2b	(Insert amount of Offered Securities you elect to purchase — not to exceed the amount in Item 1b calculated in Item 1 above)	x	$[1,000] (Per $1,000 principal amount of Offered Securities)	=	$ Item 2b — Purchase Price

9

2c	(Insert amount of Offered Securities you elect to purchase — not to exceed the amount in Item 1c calculated in Item 1 above)	x	$[1,000] (Per $1,000 principal amount of Offered Securities)	=	$ Item 2c — Purchase Price

2d	(Insert amount of Offered Securities you elect to purchase — not to exceed the amount in Item 1d calculated in Item 1 above)	x	$[1,000] (Per $1,000 principal amount of Offered Securities)	=	$ Item 2d — Purchase Price

2e	(Insert amount of Offered Securities you elect to purchase — not to exceed the amount in Item 1e calculated in Item 1 above)	x	$[1,000] (Per $1,000 principal amount of Offered Securities)	=	$ Item 2e — Purchase Price

10

2f	(Insert amount of Offered Securities you elect to purchase — not to exceed the amount in Item 1f calculated in Item 1 above)	x	$[1,000] (Per $1,000 principal amount of Offered Securities)	=	$ Item 2f — Purchase Price

2g	(Insert amount of Offered Securities you elect to purchase — not to exceed the amount in Item 1g calculated in Item 1 above)	x	$[1,000] (Per $1,000 principal amount of Offered Securities)	=	$ Item 2g — Purchase Price

2h	(Insert amount of Offered Securities you elect to purchase — not to exceed the amount in Item 1h calculated in Item 1 above)	x	$[1,000] (Per $1,000 principal amount of Offered Securities)	=	$ Item 2h — Purchase Price

11

2i	(Insert amount of Offered Securities you elect to purchase — not to exceed the amount in Item 1i calculated in Item 1 above)	x	$[1,000] (Per $1,000 principal amount of Offered Securities)	=	$ Item 2i — Purchase Price

2j	(Insert amount of Offered Securities you elect to purchase — not to exceed the amount in Item 1j calculated in Item 1 above)	x	$[1,000] (Per $1,000 principal amount of Offered Securities)	=	$ Item 2j — Purchase Price

2k	(Insert amount of Offered Securities you elect to purchase — not to exceed the amount in Item 1k calculated in Item 1 above)	x	$[1,000] (Per $1,000 principal amount of Offered Securities)	=	$ Item 2k — Purchase Price

12

2l	(Insert amount of Offered Securities you elect to purchase — not to exceed the amount in Item 1l calculated in Item 1 above)	x	$[1,000] (Per $1,000 principal amount of Offered Securities)	=	$ Item 2l — Purchase Price

2m	(Insert amount of Offered Securities you elect to purchase — not to exceed the amount in Item 1m calculated in Item 1 above)	x	$[1,000] (Per $1,000 principal amount of Offered Securities)	=	$ Item 2m — Purchase Price

Total Offered Securities Electing to Purchase:	(Indicate total amount of Offered Securities you elect to purchase from Items 2a-2m in each row above)		Total Purchase Price for Offered Securities:	$ (Indicate total Purchase Price of Offered Securities you elect to purchase by adding Items 2a-2m in each row above)

13

Item 3.  Principal Amount and Nominee/ DTC Information. Holders electing to participate in the Rights Offering must electronically deliver their applicable underlying Prepetition Notes via DTC’s Automated Tender Offer Program (“ATOP”) or your applicable depository.

The undersigned hereby certifies that the undersigned has electronically delivered their underlying Prepetition Notes via DTC’s ATOP system in the following principal amount(s).  (Noteholders must coordinate with their Nominee to tender their Prepetition Notes in order to obtain the DTC ATOP Confirmation Number from their Nominee, as applicable, to complete this table prior to returning this Beneficial Holder Subscription Form):

CUSIP/ISIN	Principal Amount Tendered	DTC ATOP Confirmation Number	Euroclear or Clearstream Ref Number	Nominee Holding Position at DTC, or Other Applicable Depository
[ • ]/[ • ]	$
[ • ]/[ • ]	$
[ • ]/[ • ]	$
[ • ]/[ • ]	$
[ • ]/[ • ]	$
[ • ]/[ • ]	$
[ • ]/[ • ]	$
[ • ]/[ • ]	$
[ • ]/[ • ]	$
[ • ]/[ • ]	$
[ • ]/[ • ]	$
[ • ]/[ • ]	$
[ • ]/[ • ]	$

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Item 4. Payment and Delivery Instructions

Payment of the Purchase Price calculated pursuant to Item 2 above shall be made by wire transfer ONLY of immediately available funds.

YOUR BENEFICIAL HOLDER SUBSCRIPTION FORM (WITH ACCOMPANYING IRS FORM W-9 OR APPROPRIATE IRS FORM W-8, AS APPLICABLE) MUST BE RECEIVED BY THE SUBSCRIPTION AGENT AND THE UNDERLYING PREPETITION NOTES MUST BE DELIVERED INTO ATOP BY THE SUBSCRIPTION EXPIRATION DEADLINE OR THE SUBSCRIPTION REPRESENTED BY YOUR BENEFICIAL HOLDER SUBSCRIPTION FORM WILL NOT BE RECOGNIZED, AND THE ASSOCIATED SUBSCRIPTION RIGHTS WILL BE DEEMED FOREVER RELINQUISHED AND WAIVED.

IF YOU HOLD YOUR PREPETITION NOTES THROUGH A NOMINEE, PLEASE NOTE THAT, UNLESS OTHERWISE DIRECTED BY YOUR NOMINEE, THE BENEFICIAL HOLDER SUBSCRIPTION FORM (WITH ACCOMPANYING IRS FORM W-9 OR APPROPRIATE IRS FORM W-8, AS APPLICABLE) MUST BE RECEIVED BY YOUR NOMINEE IN SUFFICIENT TIME TO ALLOW SUCH NOMINEE TO PROCESS AND DELIVER YOUR UNDERLYING PREPETITION NOTES THROUGH ATOP TO THE SUBSCRIPTION AGENT BY THE SUBSCRIPTION EXPIRATION DEADLINE OR THE SUBSCRIPTION REPRESENTED BY YOUR BENEFICIAL HOLDER SUBSCRIPTION FORM WILL NOT BE RECOGNIZED, AND THE ASSOCIATED SUBSCRIPTION RIGHTS WILL BE DEEMED FOREVER RELINQUISHED AND WAIVED.

NOTEHOLDERS WHO ARE NOT BACKSTOP PARTIES MUST DELIVER FULL PAYMENT OF THE PURCHASE PRICE SO AS TO BE RECEIVED BY THE SUBSCRIPTION AGENT BY THE SUBSCRIPTION EXPIRATION DEADLINE OR THE SUBSCRIPTION REPRESENTED BY SUCH NOTEHOLDER’S BENEFICIAL HOLDER SUBSCRIPTION FORM WILL NOT BE RECOGNIZED, AND THE ASSOCIATED SUBSCRIPTION RIGHTS WILL BE DEEMED FOREVER RELINQUISHED AND WAIVED.

NOTEHOLDERS WHO ARE BACKSTOP PARTIES MUST DELIVER THE PURCHASE PRICE IN ACCORDANCE WITH THE INSTRUCTIONS IN THE FUNDING NOTICE.

Nominees (or Noteholders that are instructed by their Nominees to return the Beneficial Holder Subscription Form directly to the Subscription Agent) must return the Beneficial Holder Subscription Form and the appropriate IRS tax form by no later than the Subscription Expiration Deadline to the following:

Weatherford Rights Offering

c/o Prime Clerk LLC

One Grand Central Place

60 East 42nd Street, Suite 1440

New York, NY 10165

Email: weatherfordsubscription@primeclerk.com

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Only choose one method of return.  If you choose to return the applicable documents via email, do not follow up with hard copies.

For Noteholders other than Backstop Parties, payment of the Purchase Price calculated in Item 2 above shall be made by wire transfer ONLY in accordance with the following instructions:

U.S. Wire Instructions:

Account Name:
Bank Account No.:
ABA/Routing No.:
Bank Name:
Bank Address:
Reference:	[Insert Form Number in memo field][1]

International Wire Instructions:

Correspondent/Intermediary Bank SWIFT
Correspondent/Intermediary Bank Name
Correspondent/Intermediary Bank Address
Beneficiary Account Number
Beneficiary Name
Beneficiary Address
Memo, Special Instructions, Originator to Beneficiary Information, Bank to Bank Information	[Insert Form Number in memo field]

Please note that the failure to include the claimant name or form number in the reference field of any domestic or international wire payment may result in the rejection of the corresponding rights offering submission.  In addition, please also note that payments cannot be aggregated, and one wire should be sent per Beneficial Holder Subscription Form submission.

1  Upon submission of your Beneficial Holder Subscription Form, the Subscription Agent will provide you with a form number that must be included in the wire reference section.

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Item 5. Certification.

The undersigned Noteholder certifies that (i) as of the date hereof, the undersigned is the beneficial Holder of the Prepetition Notes set forth in Item 1 above and will continue to be the beneficial owner thereof through the Subscription Expiration Deadline, (ii) the undersigned has received a copy of the Plan, the Disclosure Statement, the Rights Offering Procedures and the Rights Offering Instructions, (iii) the undersigned understands that the exercise of its Subscription Rights under the Rights Offering is subject to all the terms and conditions set forth in the Plan and the Rights Offering Procedures and (iv) the undersigned Noteholder is not located in the European Economic Area or is a “qualified investor” within the meaning of Article 2(1)(c) of the EU Prospectus Directive (Directive 2003/71/EC), as amended and Article 2 (e) of the EU Prospectus Regulation (Regulation (EU) 2017/1129) and (v) the undersigned Noteholder is not otherwise located in a Restricted Jurisdiction.

For Noteholders who hold Prepetition Notes through Nominees: By electing to subscribe for the amount of Offered Securities designated under Item 2 above, the undersigned Noteholder is hereby instructing its Nominee to arrange for delivery of its Beneficial Holder Subscription Form and underlying Prepetition Notes shown in Item 1 via ATOP to the Subscription Agent.

The undersigned Noteholder acknowledges that, by executing this Beneficial Holder Subscription Form, the undersigned has elected to subscribe for the amount of Offered Securities associated with the amounts tendered through ATOP and designated under Item 2 above and will be bound to pay for the Offered Securities it has subscribed for and that it may be liable to the Debtors to the extent of any nonpayment.

Date:

Name of Noteholder:

U.S. Federal Tax EIN/SSN (optional):

If Non-U.S. person, check here and attach appropriate IRS Form W- 8 ☐

If U.S. person, check here and attach IRS Form W-9 ☐

If Backstop Party, check here ☐   (ONLY CHECK THIS BOX IF YOU ARE CERTAIN THIS APPLIES TO YOU.  IF YOU ARE UNSURE, DO NOT CHECK THIS BOX AND PLEASE CONTACT THE SUBSCRIPTION AGENT.)

Signature:

Name of Signatory:

Title:

Address:

Telephone Number:

Email:

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Item 6.  Registration Information2

In the event the Offered Securities will not be eligible to be initially distributed through DTC, please indicate on the lines provided below the Noteholder’s name and address as you would like it to be reflected on the Debtors’ or the Tranche A Notes Trustee’s records (as applicable) (this will apply to all Offered Securities):3

Registered Holder Name:4

Registered Holder Name (continued from above, if necessary):

Address 1:

Address 2:

City, State, and Zip Code:

Foreign Country Name:

Telephone Number:

E-Mail Address:

U.S. Tax Identification Number:

Check here if non-US (no TIN) ☐

Check here if located in the European Economic Area ☐. If so, please confirm you are a “qualified investor” ☐

Check here if located outside the United States of America and the Economic Area. ☐ If so, please state the jurisdiction in which you are located

2                        This section is required.  If you fail to complete this section (including the “account type” information requested below), we will be unable to register the applicable securities in your name.

3                        After the initial issuance of securities, Noteholders may transfer such securities to third parties in accordance with the procedures of the Tranche A Notes Trustee or the Debtors (as applicable).

4                        Registration in the name of DTC or Cede & Co. is not permitted in this section.  In addition, if the resulting securities are being registered to a trust, you must provide the name of the trustee and the trust date.  Failure to provide this information will result in a delay in delivery of the resulting securities.

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[Remainder of page left intentionally blank.  Please make sure to complete the “account type” on the following page.]

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Please indicate the “account type” that may be used in connection with registration of your Subscribed Securities.

Please check only one box:

☐            INDIVIDUAL ACCOUNT;

☐            IRA ACCOUNT;

☐            CORPORATIONS (S-CORP): (ASSOCIATED, ASSOCIATES, ASSOCIATION, CO, CO. COMPANY, CORP, CORPORATE/PARTNER, ENTERPRISE(S), FUND, GROUP, INCORPORATED, INC, INTERNATIONAL, INTL, LIMITED, LTD, LIFETIME LIMITED COMPANY, LLC, L.L.C., PARTNER, PARTNERS, PLC, PUBLIC LIMITED COMPANY);

☐            PARTNERSHIP: (LP, L P, L.P., LLP, LIMITED PARTNERSHIP, LIFETIME LIMITED PARTNERSHIP);

☐            BANK;

☐            NOMINEE ACCOUNTS;

☐            THE NEW C-CORP;

☐            NON-PROFIT: (CEMETERY, CHURCH, COLLEGE, COMMISSION FOR CHILDREN WITH, COMMISSION FOR HANDICAPPED, COMMISSION MINISTRIES INC, COMMISSION OF PUBLIC WORKS, COMMISSION OF BANKING & FOUNDATIONS, HOSPITAL, SCHOOL, SYNAGOGUE, UNIVERSITY);

☐            FIDUCIARY ACCOUNT: (CUSTODIAN, CO-TRUSTEE, ESTATE, EXECUTOR, EXECUTRIX, FBO, F/B/O, FAO, FIDUCIARY TRUST, ITF, LIFE TEN, PENSION PLAN, INDIVIDUAL NAME PROFIT SHARING PLAN, RETIREMENT PLAN, 401K PLAN, SELL TRANSFER PLEDGE, STATE UNIFORM TRANSFER TO MINOR’S ACT, TTEE, TTEES, UW, UTMA, UGMA, USUFRUCT, UNIFIED, UNIF GIFT MIN ACT, UNIF TRUST MIN ACT, UNIFIED GIFT TO MINORS ACT, UNIFORM GIFT TO MINORS, UNIFORM TRANSFER TO MINORS, GRANT (GRANTOR ANNUITY TRUST));

☐            TENANTS IN COMMON;

☐            TENANTS BY ENTIRETY: (TEN ENT, TENANTS ENT, TENANTS ENTIRETY, TENANTS BY ENTIRETY, TENANTS BY ENTIRETIES);

☐            JOINT TENANTS: (JT TEN, JT TEN WROS, JT WROS, J/T/W/R/S, JOINT TENANCY, JOINT TENANTS WITH RIGHT OF SURVIVORSHIP, JT OWNERSHIP, IF JT ACCOUNT WITH TOD); or

☐            COMMUNITY PROPERTY: (COM PROP, COMM PROP, COM PROPERTY, COMM PROPERTY, MARITAL PROPERTY, HWACP, HUSBAND & WIFE AS COMMUNITY PROPERTY).

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Item 7. Wire information in the event a refund is needed:5

Account Name:
Bank Account No.:
ABA/Routing No.:
Bank Name:
Bank Address:
Reference:

AS INDICATED ABOVE, TO THE EXTENT THE RIGHTS OFFERING SECURITIES ARE DTC ELIGIBLE SUCH SECURITIES WILL ONLY BE DELIVERED TO THE ACCOUNT ASSOCIATED WITH THE UNDERLYING APPLICABLE PREPETITION NOTES POSITION ELECTRONICALLY DELIVERED VIA DTC’S ATOP.

****

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

5                        If payment of the Purchase Price will be made by your Nominee on your behalf, the wire information in this Item 7 should be your Nominee’s information, and any refund will be issued to your Nominee.

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PLEASE RETURN THIS BENEFICIAL HOLDER SUBSCRIPTION FORM (WITH ACCOMPANYING IRS FORM W-9 OR APPROPRIATE IRS FORM W- 8, AS APPLICABLE) TO THE SUBSCRIPTION AGENT.

IF YOU HOLD YOUR PREPETITION NOTES THROUGH A NOMINEE, PLEASE RETURN THIS BENEFICIAL HOLDER SUBSCRIPTION FORM (WITH ACCOMPANYING IRS FORM W-9 OR APPROPRIATE IRS FORM W- 8, AS APPLICABLE) ONLY TO YOUR NOMINEE (OR AS OTHERWISE DIRECTED BY YOUR NOMINEE).  DO NOT RETURN THIS FORM DIRECTLY TO THE SUBSCRIPTION AGENT (UNLESS OTHERWISE DIRECTED TO DO SO BY YOUR NOMINEE).

Questions relating to the Rights Offering should be directed to the Subscription Agent at the following phone number or email address: +1 (844) 233-5155 (domestic toll-free) or +1 (917) 942-6392 (for international calls) or weatherfordsubscription@primeclerk.com.  To obtain copies of the documents, please visit https://cases.primeclerk.com/weatherford.

Nominees (or Noteholders that are instructed by their Nominees to return the Beneficial Holder Subscription Form directly to the Subscription Agent) must return the Beneficial Holder Subscription Form and the appropriate IRS tax form by no later than the Subscription Expiration Deadline to the following:

Weatherford Rights Offering

c/o Prime Clerk LLC

60 East 42nd Street, Suite 1440

New York, NY 10022

Email: weatherfordsubscription@primeclerk.com

Only choose one method of return.  If you choose to return the applicable documents via email, do not follow up with hard copies.

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WEATHERFORD INTERNATIONAL, LLC

SUMMARY OF TERMS AND CONDITIONS OF THE TRANCHE A EXIT SENIOR
UNSECURED NOTES

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Restructuring Term Sheet.

Issuer:	Weatherford International, LLC (“WIL-Delaware”)[1].

Guarantors:	Weatherford International PLC, Weatherford International Ltd. and all of the guarantors of the Exit Revolver (the “Guarantors”).

Issue:	Up to $1.25 billion aggregate principal amount of senior unsecured notes (the “Tranche A Exit Senior Unsecured Notes”).

Security:	None.

Distribution:	144A-for-life.[2]

Use of Proceeds:	Working capital, general corporate purposes, payment of transaction fees and expenses and repayment of outstanding amounts under DIP Facilities.

Holders/Backstop Commitments:	Certain members of the Noteholder Committee will fully backstop the Tranche A Exit Senior Unsecured Notes (the “Exit Backstop Parties”).

Backstop Fees:	5.00%, payable to the Exit Backstop Parties on a date to be agreed in the definitive backstop agreement; provided that such time shall be prior to the commencement of the Chapter 11 Cases.

Maturity Date:	5 years from the Effective Date of the Chapter 11 Plan.

Interest Rate:

8.00% in the event the Tranche A Exit Senior Unsecured Notes are rated Ba2 or better by Moody’s Investors Services, Inc. (“Moody’s”), and 9.00% in the event the Tranche A Exit Senior Unsecured Notes are rated Ba3 or worse by Moody’s, in each case plus flex as set forth on Annex A hereto.

Default Rate:	Additional 2.00%.

1 WFT to confirm which entity will issue the notes.

2 To be discussed with the Exit Backstop Parties.

1

Call Protection:

•                       Prior to the second anniversary of the issuance date, par, plus accrued interest plus a customary make whole premium using a discount rate equal to the treasury rate on a comparable treasury note plus 50 basis points;

• On or after the second anniversary but prior to the third anniversary of the issuance date, the prepayment amount shall be at 100% of par plus one-half of the interest rate, plus accrued interest;

•                       On or after the third anniversary but prior to the fourth anniversary of the issuance date, the prepayment amount shall be at 100% of par plus one-quarter of the interest rate, plus accrued interest; and

• On or after the fourth anniversary of issuance, the prepayment amount shall be at par plus accrued interest.

Notwithstanding the foregoing, the Issuer shall be permitted to redeem up to $500 million of the Tranche A Exit Senior Unsecured Notes at 103% of par plus accrued interest.

Representations and Warranties:

Customary for exit financings of this type to be included in a customary securities purchase agreement to be executed among the Issuer, the Guarantors, the Exit Backstop Parties and any other purchasers of Exit Senior Secured Notes at the time of initial issuance.

Affirmative Covenants:	Customary for exit financings of this type, including, without limitation, standard public company financial reporting requirements.

Negative Covenants:

Customary for exit financings of this type, including but not limited to restrictions on debt, liens, restricted payments, asset sales and investments. Debt covenant shall permit, among other things, up to a $1.0 billion first lien Exit Revolver and $1.25 billion of New Unsecured Notes (Tranche B) (plus, in each case, interest and fees accrued thereon).

Financial Covenants:	None.

Amendments:	100% approval for pricing changes, maturity extensions, voting rights and other customary “sacred rights” for exit financings of this type.

Greater than 50.0% approval for other amendments and waivers.

Expenses:

All reasonable and documented out-of-pocket expenses (including, without limitation, reasonable fees, disbursements and other charges of one outside counsel for the trustee, one outside counsel for the Exit Backstop Parties taken as a whole and one local counsel as reasonably required in each applicable jurisdiction) of the trustee and Exit Backstop Parties in connection with the negotiation and issuance of the Exit Senior Secured Notes and the transactions contemplated thereby shall be paid by the Issuer from time to time.

Governing Law:	New York.

2